UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

SHIVA STEIN and KEVIN McCARTY,
Derivatively on Behalf of RCI HOSPITALITY HOLDINGS, INC.,

Plaintiffs,

vs.

NOUR-DEAN ANAKAR, YURA BARABASH, STEVEN L. JENKINS, ERIC LANGAN, LUKE LIROT, PHILLIP K. MARSHALL, ELAINE J. MARTIN, ALLAN PRIAULX, and TRAVIS REESE,

Defendants,

– and –

RCI HOSPITALITY HOLDINGS, INC, a Texas corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 4:22-CV-01310

STIPULATION AND AGREEMENT OF SETTLEMENT

This Stipulation and Agreement of Settlement, dated October 10, 2023 (the “Stipulation”), is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (1) plaintiffs Shiva Stein (“Stein”) and Kevin McCarty (“McCarty”) (together, “Plaintiffs”), the plaintiffs in the above-captioned shareholder derivative action captioned Stein v. Anakar, et al., Civil Action No.: 4:22-cv-01310 (S.D. TX.) (the “Derivative Action”); (2) individual defendants Nour-Dean Anakar, Yura Barabash, Steven L. Jenkins, Eric Langan (“Langan”), Luke Lirot, Phillip K. Marshall (“Marshall”), and Travis Reese (the “Individual Defendants”); and (3) nominal defendant RCI Hospitality Holdings, Inc. (“RCI” or the “Company”) (together with the Individual Defendants and Plaintiffs, the “Settling Parties”).
This Stipulation, subject to the approval of the U.S. District Court for the Southern District of Texas (the “Court”), is intended by the Settling Parties to fully, finally, and forever compromise, resolve, discharge, and settle the Released Claims and to result in the complete resolution and/or dismissal of the Derivative Action with prejudice, upon the terms and subject to the conditions set forth herein, and without any admission or concession as to the merits of any of the Settling Parties’ claims or defenses.
I.INTRODUCTION
A.Allegations Of The Case
RCI is a publicly traded corporation incorporated under the laws of Texas and headquartered in Houston, Texas. The Company owns and operates night clubs offering adult entertainment, restaurants, and bar operations in the United States.
Plaintiffs’ Verified Shareholder Derivative Complaint (the “Complaint”) alleges that on February 14, 2018, RCI disclosed that it suffered from material weaknesses related to its internal controls over financial reporting. According to RCI, these material weaknesses included: (1) ineffective controls over complex accounting and management estimates; (2) ineffective controls to support accurate accounting, reporting, and disclosures in the Company’s 2017 Annual Report on U.S. Securities and Exchange Commission (“SEC”) Form 10-K (the “2017 10-K”); and (3)

ineffective controls to prevent unauthorized access to certain systems, programs, and data. These material internal controls weaknesses were attributed to RCI not having “a sufficient complement of accounting and financial reporting personnel with an appropriate level of knowledge to address our financial reporting requirements.” RCI subsequently disclosed the existence of the same material internal controls weaknesses on March 7, 2018, May 10, 2018, and August 9, 2018.
On December 31, 2018, RCI reported the existence of material weaknesses in RCI’s internal controls over financial reporting as reported in the 2017 Form 10-K, as well as the following additional problem area: ineffective controls to ensure against segregation of cash counts at its nightclubs and restaurants comingling of cash between RCI’s “Nightclubs” and “Bombshells” business lines and the review of journal entries used to record revenue transactions. RCI further stated that the material weaknesses were due to the Company’s failure to have “a sufficient complement of accounting, financial and information technology personnel with an appropriate level of knowledge to assess internal control risks, address known internal control weaknesses, and address the Company’s overall financial reporting and information technology requirements.” RCI’s then-outside independent auditor also expressed its opinion that “RCI [] did not maintain, in all material respects, effective internal controls over financial reporting as of September 30, 2018.” RCI subsequently disclosed the existence of the same areas of material weaknesses related to RCI’s financial reporting on March 1, 2019.
On May 10, 2019, RCI announced that it could not timely file its Quarterly Report on SEC Form 10-K for the second quarter of fiscal year 2019. The Company disclosed that in response to the publication of a series of media reports in the short-seller community in mid-and late 2018 (concerning certain alleged related party transactions (“RPTs”) which were allegedly omitted from RCI’s financial statements), the SEC initiated an informal inquiry and a special committee of Company’s Audit Committee engaged independent outside counsel to conduct an internal review into those matters. Several weeks later, on July 18, 2019, RCI disclosed that its independent registered public accounting firm had resigned.

On September 24, 2019, RCI announced that the SEC’s informal inquiry had transitioned into a formal investigation. RCI additionally disclosed a series of RPTs which had not previously been reported.
On September 21, 2020, the SEC announced that it had settled charges against RCI, defendant Langan, and defendant Marshall relating to RCI’s disclosure controls, executive compensation and RPTs.
B.Procedural Background
1.The Litigation Demands
Following the events described above, on March 31, 2021 and April 15, 2021, respectively, Plaintiffs Stein and McCarty issued pre-suit litigation demands (the “Litigation Demands”) to the Company’s Board of Directors (the “Board”) pursuant to Tex. Bus. Org. Code §21.553 (“§21.553”). The Litigation Demands each demanded that the Board undertake an independent internal investigation in good faith into the Individual Defendants’ violations of Texas and/or federal law and commence a civil action against each of the Individual Defendants to recover for the benefit of the Company the amount of damages sustained by the Company as a result of their alleged breaches of fiduciary duties and other serious misconduct.
2.Refusal of the Litigation Demands
By letters dated July 2, 2021, and July 12, 2021 (collectively referred to as the “Refusal”), RCI’s Chief Compliance Officer responded to the Litigation Demands on behalf of the Company. The Refusal stated that following receipt of the Litigation Demands, the Board had formed a Special Committee to evaluate the Litigation Demands, that the Special Committee had conducted an investigation, and that the Special Committee had determined to reject the Litigation Demands in their entirety.
3.The Inspection Demand
Following receipt of the Refusal, on August 9, 2021, pursuant to Tex. Bus. Org. Code § 21.218 (“§21.218”) and Texas common law, Plaintiffs issued a books and records inspection request (the “Inspection Demand”) to the Company. The Inspection Demand sought a production of Board-level internal books and records related to the evaluation of the allegations set forth in the Litigation Demands and the rejection of the Litigation Demands. On August 19, 2021, in response to the Inspection Demand, RCI produced certain non-public internal documents to Plaintiffs (the “Production”). Plaintiffs thereafter reviewed and analyzed the Production.
4.The Derivative Action
Following their review and analysis of the Production, Plaintiffs prepared a detailed Verified Shareholder Derivative Complaint (the “Complaint”) asserting claims on behalf of the Company under Texas law for breach of fiduciary duty against the Individual Defendants, as well as Elaine J. Martin (“Martin”) and Allan Priaulx (“Priaulx”). In addition, based in part on the non-public Production, the Complaint alleged that the Plaintiffs’ Litigation Demands had been wrongfully refused by the Board.
On January 21, 2022, Plaintiffs filed a motion with the Court for leave to file the Complaint under seal, thus initiating the Derivative Action. After that motion was granted, on February 23, 2022, Plaintiffs filed the operative Complaint under seal on behalf of RCI.
On April 4, 2022, RCI filed a motion to dismiss the Derivative Action, and the Individual Defendants, Martin, and Priaulx filed a separate motion to dismiss. The defendants’ respective motions to dismiss were brought pursuant to Federal Rules of Civil Procedure 23.1 (“Rule 23.1”) and 12(b)(6) (“Rule 12(b)(6)”) and argued that the Derivative Action should be dismissed because Plaintiffs: (1) failed to adequately allege wrongful refusal of the Litigation Demands and (2) failed to state any claims upon which relief could be granted.
On May 5, 2022, Plaintiffs filed an opposition to the motions to dismiss. On June 2, 2022, RCI, the Individual Defendants, Martin, and Priaulx jointly filed a reply in support of the motions to dismiss.
On March 31, 2023, the Court issued an Order (the “MTD Order”) denying RCI’s motion to dismiss in its entirety and denying the motion to dismiss filed by the Individual Defendants, Martin, and Priaulx in substantial part. The MTD Order concluded that Plaintiffs had adequately alleged pursuant to Rule 23.1 that the Litigation Demands had been wrongfully refused, and that all of Plaintiffs’ claims for relief against the Individual Defendants had been adequately alleged pursuant to Rule 12(b)(6). The MTD Order further concluded that because Martin and Priaulx joined the Board after the alleged misconduct in the Derivative Action, that the claims brought against those two individuals in the Derivative Action were dismissed.
C.Settlement Negotiations
Following the entry of the Court’s MTD Order on March 31, 2023, the Settling Parties began discussing the potential for a resolution of the Derivative Action, and agreed to participate in a private, in-person mediation (the “Mediation”) for those purposes. The Mediation was scheduled to take place on June 12, 2023 in Corona Del Mar, California, before an experienced neutral mediator, Michelle Yoshida, Esq. (“Ms. Yoshida” or the “Mediator”) of Phillips ADR Enterprises (“PADRE”).
In light of the Settling Parties’ decision to explore potential resolution of the Derivative Action and participate in the Mediation, on May 11, 2023, the Settling Parties submitted a Joint Motion to Stay Pending Mediation to the Court, which was granted on June 5, 2023.
On May 26, 2023, the Settling Parties exchanged and submitted to the Mediator detailed mediation statements setting forth their respective views of the strengths and weaknesses of the claims and defenses in the Derivative Action. In addition, in advance of the Mediation, Plaintiffs submitted to Defendants a comprehensive set of proposed corporate governance reforms designed to address the events and alleged deficiencies alleged in the Derivative Action.
On June 12, 2023, the Settling Parties attended the full day, in-person Mediation in California, overseen by Ms. Yoshida. At the conclusion of the Mediation, the Settling Parties had agreed in principle on set of corporate governance reforms RCI would adopt and implement in settlement as reflected in the term sheet attached hereto as Exhibit A (the “Corporate Governance Measures”).
For several weeks after the Mediation, with the assistance and under the oversight of the Mediator, the Settling Parties conducted separate negotiations regarding the amount of attorneys’

fees and expenses to be paid to Plaintiffs’ counsel in consideration of the benefits achieved for RCI and its stockholders through the Derivative Action. After the Settling Parties reached an impasse as to this final remaining term, on July 21, 2023, Ms. Yoshida issued a double-blind mediator’s proposal to the Settling Parties (the “Mediator’s Proposal”). On July 24, 2023, the Settling Parties each accepted the Mediator’s Proposal, pursuant to which Defendants and their insurer have agreed to pay $1,200,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to the Court’s approval.

II.PLAINTIFFS’ CLAIMS AND THE BENEFITS OF SETTLEMENT
Plaintiffs and Plaintiffs’ Counsel believe that the claims asserted in the Derivative Action have merit and that their investigation supports the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Derivative Action be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Plaintiffs and Plaintiffs’ Counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Derivative Action against the Individual Defendants through trial and possible appeal(s). Plaintiffs and Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Derivative Action, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of RCI and Current RCI Shareholders, Plaintiffs and Plaintiffs’ Counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon RCI and Current RCI Shareholders in the form of the Corporate Governance Reforms is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of RCI and Current RCI Shareholders.

Plaintiffs’ Counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Derivative Action, including, but not limited to: (i) negotiating for and reviewing the confidential Production; (ii) reviewing and analyzing RCI’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (iii) reviewing and analyzing the investigations referenced in publicly-available pleadings against RCI related to the allegations in the Derivative Action; (iv) reviewing and analyzing the allegations contained in the related, settled securities class action captioned In re RCI Hospitality Holdings, Inc. Securities Litigation, No. 4:19-cv-01841-AHB (S.D. Tex.); (v) researching, drafting, and filing the Complaint; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Action and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing a detailed mediation statement in connection with the Mediation; (ix) participating in the full-day, in-person Mediation; (x) engaging in extensive discussions regarding settlement both before and after the Mediation with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the formal settlement documentation for presentment to the Court.
Plaintiffs’ Counsel’s views are further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ Counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, in connection with preparing and demands, and during the lengthy substantive written and verbal exchanges with Defendants’ Counsel and the Mediator.
Accordingly, Plaintiffs have agreed to settle the Derivative Action upon the terms and subject to the conditions set forth herein.
III.DEFENDANTS’ DENIALS OF WRONGDOING AND LIABILITY
The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Action and deny any and all allegations of fault,

wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of RCI and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny expressly, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Action. The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to RCI or its shareholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action.
Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Individual Defendants are entering into this Settlement because (among other reasons) it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Derivative Action. Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of any of the Released Claims, any claims or allegations made in the Derivative Action, or any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as, an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Individual Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in the Derivative Action, or otherwise.
IV.BOARD APPROVAL

The independent, non-defendant members of RCI’s Board have unanimously approved a resolution reflecting their determination, in a good faith exercise of their business judgment, that: (a) the litigation and settlement efforts in the Derivative Action are the precipitating, substantial and material factor in the Board’s agreement to adopt, implement, and maintain the Corporate Governance Measures for the agreed term as formal policies of RCI and as enforceable provisions of the Judgment to resolve this case, (b) the Corporate Governance Measures confer benefits on the Company and its shareholders; and (c) the Settlement and each of its terms are fair, reasonable, and in the best interests of the Company and its shareholders.
V.TERMS OF STIPULATION AND AGREEMENT OF SETTLEMENT
Plaintiffs (for themselves and derivatively on behalf of RCI), the Individual Defendants, and nominal defendant RCI, by and through their respective counsel or attorneys of record, hereby stipulate and agree that, subject to approval by the Court, in consideration of the benefits flowing to the Parties hereto, the Derivative Action and all of the Released Claims shall be fully, finally, and forever compromised, settled, released, discharged, and dismissed with prejudice and with full preclusive effect as to all Parties, upon the terms and subject to the conditions set forth herein as follows:
1.Definitions
As used in this Stipulation, the following terms have the meanings specified below. In the event of any inconsistency between any definition set forth below and any definition set forth in any document in the form of the exhibits to this Stipulation, the definition set forth below shall control.
1.1“Board” means the RCI Board of Directors.
1.2“Court” refers to the United States District Court for the Southern District of Texas.
1.3“Current RCI Shareholders” means any Person who owns RCI common stock as of the date of the execution of this Stipulation and continues to hold their RCI common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of RCI, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
1.4“Defendants” means, collectively, the Individual Defendants and nominal defendant RCI.
1.5“Defendants’ Counsel” means DLA Piper LLP and Gray Reed.
1.6“Effective Date” means the first date by which all of the events and conditions specified in § V, ¶ 6.1 herein have been met and have occurred.
1.7“Fee and Expense Amount” means the terms of the sum to be paid to Plaintiffs’ Counsel for their attorneys’ fees and reimbursement of expenses, as detailed in § V, ¶¶ 5.1, et seq. of this Stipulation, subject to approval by the Court.
1.8“Final” means the date upon which the last of the following shall occur with respect to the Final Order and Judgment approving this Stipulation, substantially in the form of Exhibit E attached hereto: (1) the expiration of the time to file a notice of appeal from the Judgment; or (2) if an appeal has been filed, the court of appeals has either affirmed the Judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (3) if a higher court has granted further appellate review, that court has either affirmed the underlying Judgment or affirmed the court of appeal’s decision affirming the Judgment or dismissing the appeal. For purposes of this paragraph, an “appeal” shall not include any appeal that concerns only the issue of attorneys’ fees and expenses or the payment of service awards to the Plaintiffs. Any proceeding or order, or any appeal or petition for a writ of certiorari pertaining solely to the application for attorneys’ fees, costs, or expenses, or the payment of service awards to the Plaintiffs shall not in any way delay or preclude the Judgment from becoming Final.
1.9“Final Order and Judgment” means the final order judgment to be entered by the Court, substantially in the form attached hereto as Exhibit E.

1.10“Individual Defendants” means collectively Nour-Dean Anakar, Yura Barabash, Steven L. Jenkins, Eric Langan, Luke Lirot, Phillip K. Marshall, and Travis Reese.
1.11“Derivative Action” means the above-captioned shareholder derivative action styled Stein, et al. v. Anakar, et al., Civil Action No.: 4:22-cv-01310 (S.D. TX.).
1.12“Mediator” means Michelle Yoshida, Esq. of Phillips ADR Enterprises.
1.13“Notice” means the Notice of Proposed Derivative Settlement and of Settlement Hearing, substantially in the form of Exhibit C attached hereto.
1.14“Person(s)” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and their spouses, heirs, predecessors, successors, administrators, parents, subsidiaries, affiliates, representatives, or assignees.
1.15“Plaintiffs” means, collectively, Shiva Stein and Kevin McCarty.
1.16“Plaintiffs’ Counsel” means: (i) Pomerantz, LLP, 600 Third Avenue, New York, NY 10016; (ii) Shuman, Glenn & Stecker, 600 17th Street, Suite 2800, Denver, CO 80202; (iii) Kaskela Law LLC, 18 Campus Boulevard, Suite 100, Newton Square, PA 19073; and (iv) Sponsel Miller Greenberg PLLC, 50 Briar Hollow Lane, Suite 370 W, Houston, TX 77027.
1.17“Preliminary Approval Order” means the Order to be entered by the Court, substantially in the form of Exhibit B attached hereto, preliminarily approving the terms and conditions of the Settlement as set forth in this Stipulation, directing that Notice be provided to Current RCI Shareholders, and scheduling a Settlement Hearing to consider whether the Settlement, Fee and Expense Amount, and Plaintiffs’ service awards should be finally approved.
1.18“Related Person(s)” means each of a Person’s past, present, or future family members, spouses, domestic partners, parents, associates, affiliates, divisions, subsidiaries, officers, directors, shareholders, owners, members, representatives, employees, attorneys, financial or investment advisors, consultants, underwriters, investment banks or bankers, commercial bankers, insurers, reinsurers, excess insurers, co-insurers, advisors, principals, agents, heirs, executors, trustees, estates, beneficiaries, distributees, foundations, general or limited partners or partnerships, joint ventures, personal or legal representatives, administrators, or any other person or entity acting or purporting to act for or on behalf of any Person, and each of their respective predecessors, successors, and assigns.
1.19“Released Claim(s)” means collectively all claims (including Unknown Claims), demands, debts, losses, damages, duties, rights, disputes, actions, causes of action, liabilities, obligations, judgments, suits, matters, controversies, proceedings, or issues, of any kind, nature, character, or description whatsoever (and including, but not limited to, any claims for damages, whether compensatory, consequential, special, punitive, exemplary, or otherwise, and any and all fees, costs, interest, expenses, or charges), whether known or unknown, contingent or absolute, suspected or unsuspected, foreseen or unforeseen, disclosed or undisclosed, concealed or hidden, apparent or not apparent, accrued or unaccrued, matured or unmatured, liquidated or not liquidated, asserted or unasserted, at law or in equity, that have been asserted, could have been asserted, or in the future could be asserted by RCI or derivatively on behalf of RCI against any Released Persons in the Derivative Action, or in any other court, tribunal, forum, or proceeding, based upon, arising from, or in any way related to any of the allegations asserted in the Derivative Action (including without limitation claims of fraud, breach of any fiduciary duty or other duty, negligence, gross negligence, mismanagement, gross mismanagement, corporate waste, abuse of control, unjust enrichment, disgorgement, recoupment, constructive fraud, misrepresentation, insider trading, misappropriation, contribution, indemnification, and violations of federal securities laws, whether individual, class, direct, derivative, representative, legal, equitable, or any other type, and arising under United States federal, state or local law, foreign law, common law, statutory law, administrative law, rule, regulation, or at equity).
1.20“Released Person(s)” means collectively each and all of the Defendants and the Defendants’ Related Persons. “Released Person” means, individually, any of the Released Persons.

1.21“Releasing Person(s)” means Plaintiffs (for themselves and derivatively on behalf of RCI), all other Current RCI Shareholders, each of Plaintiffs’ and Current RCI Shareholders’ Related Persons, and RCI.
1.22“Settling Parties” means, collectively, Plaintiffs (on behalf of themselves and derivatively on behalf of RCI), Individual Defendants, and nominal defendant RCI.
1.23“Settlement” means the agreement, terms, and conditions contained in this Stipulation and its exhibits.
1.24“Settlement Hearing” means a hearing by the Court to review the adequacy, fairness, and reasonableness of the Settlement set forth in this Stipulation and to determine: (i) whether to enter the Judgment; and (ii) all other matters properly before the Court.
1.25“Stipulation” means this Stipulation and Agreement of Settlement, dated October 10, 2023.
1.26“Summary Notice” means the Summary Notice of Proposed Derivative Settlement, substantially in the form of Exhibit D attached hereto.
1.27“Unknown Claims” means any claim a Person does not know or suspect to exist in his, her, or its favor at the time of the releases provided for herein, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons as described herein, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, the Releasing Persons shall expressly waive, and shall be deemed to have, and by operation of the Judgment shall have, expressly waived the provisions, rights, and benefits conferred by or under California Civil Code §1542, or any other law of the United States or any state or territory of the United States, or principle of common law, which is similar, comparable, or equivalent to §1542, which provides:
A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the debtor or released party.
The Settling Parties shall expressly waive, and the Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any United States federal law or any law of any state or territory of the United States, or principle of common law or foreign law, which is similar, comparable, or equivalent in effect to California Civil Code § 1542. The Settling Parties acknowledge that they may discover facts in addition to or different from those now known or believed to be true by them with respect to the released claims, but it is the intention of the Settling Parties completely, fully, finally, and forever to compromise, settle, release, discharge, and extinguish any and all of the Released Claims, known or unknown, suspected or unsuspected, contingent or absolute, accrued or unaccrued, apparent or unapparent, which now exist, heretofore existed, or may hereafter exist, and without regard to the subsequent discovery or existence of additional or different facts, and based upon any theory of law or equity, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law or rule. The Settling Parties acknowledge, and the Releasing Persons shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and was a material element of the Settlement.
1.28“RCI” or the “Company” means nominal defendant RCI, Inc. and includes all of its subsidiaries, predecessors, successors, affiliates, officers, directors, employees, and agents.
2.Terms of the Settlement
2.1    Within ninety (90) days of entry of the Final Order and Judgment, RCI shall adopt the Corporate Governance Measures for a period of at least four (4) years following the Effective Date (defined herein) of the Settlement (the “Minimum Term”), except for modifications required by applicable law, regulation, or fiduciary duty to RCI.
2.2    The Board shall pass resolutions ensuring adequate funding for the costs of implementing and maintaining the Corporate Governance Measures. RCI’s management, in conjunction with the appropriate Board committee, shall review and approve annual budgets for funding the Corporate Governance Measures, and shall ensure the proper and effective use of funding for the Corporate Governance Measures.
3.Approval and Notice
3.1    Within five (5) business days after the execution of this Stipulation, Plaintiffs shall submit this Stipulation, together with its exhibits, to the Court and apply for entry of the Preliminary Approval Order, substantially in the form of Exhibit B attached hereto, requesting, inter alia: (i) preliminary approval of the Settlement set forth in this Stipulation; (ii) approval of the method of providing notice of the proposed Settlement to Current RCI Shareholders; (iii) approval of the form of Notice and Summary Notice attached hereto as Exhibit C and the Summary Notice attached hereto as Exhibit D; and (iv) a date for the Settlement Hearing.
3.2    Within ten (10) business days after the entry of the Preliminary Approval Order, RCI shall cause: (i) the publication of the Summary Notice (Exhibit D hereto) one time in Investor’s Business Daily; (ii) the posting of the Notice (Exhibit C hereto) and the Stipulation (including exhibits) on the “Investor Relations” portion of the Company’s website, the address of which will be contained in the Notice and Summary Notice and which posting shall be maintained through the date of the Settlement Hearing; and (iii) the filing with the SEC of a Current Report on Form 8-K, attaching the Notice (Exhibit C hereto) and the Stipulation (including exhibits). RCI shall pay all costs of this notice program, or any other form and manner of notice as may be required by the Court. The Settling Parties agree that the content and manner of notice set forth herein constitutes adequate and reasonable notice to Current RCI Shareholders under applicable law and consistent with due process standards. Prior to the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as ordered by the Court.
3.3    Pending the Court’s determination as to final approval of the Settlement, Plaintiffs and all other Persons are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claim against any of the Released Persons.
4.    Releases
4.1    Upon the Effective Date, RCI, Plaintiffs (on behalf of themselves and derivatively on behalf of RCI), and all other Releasing Persons (derivatively on behalf of RCI) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon the Effective Date, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims.
4.2    Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons from all claims, sanctions, actions, liabilities, or damages arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. The foregoing release shall include a release of Unknown Claims.
4.3    Notwithstanding § V, ¶¶ 4.1 through 4.2 above, nothing in the Stipulation or the Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing in § V, ¶¶ 4.1 through 4.2 above is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any insurance policy, contract, bylaw, or charter provision, or under Texas law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
5.    Separately Negotiated Fee and Expense Amount and Service Awards
5.1    After reaching agreement in principle on the substantive consideration for the Settlement, the Settling Parties commenced good faith, arm’s-length negotiations concerning a fair and reasonable amount of attorneys' fees and expenses to be paid to Plaintiffs’ Counsel, overseen and assisted by the Mediator. Pursuant to a formal mediator’s proposal issued by the Mediator and accepted by all Settling Parties, and in recognition of the substantial benefits provided to RCI and Current RCI Shareholders as a result of the Settlement, Defendants’ D&O insurers have agreed to pay to Plaintiffs’ Counsel an award of attorneys’ fees and expenses in the total amount of one-million, two-hundred thousand dollars ($1,200,000.00) (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties agree that the Fee and Expense Amount is fair and reasonable in light of the substantial benefits conferred upon RCI and Current RCI Shareholders by the Settlement.
5.2    The Fee and Expense Amount shall be transferred to a trust account (the “Trust Account”) held by Pomerantz LLP (“Pomerantz”), as receiving agent for Plaintiffs’ Counsel within the later of twenty (20) calendar days after (a) entry of the Preliminary Approval Order by the Court or (b) receipt by Defendants’ Counsel of the appropriate payment instructions and a Form W-9. Defendants and Defendants’ Counsel shall have no responsibility for, nor bear any risk or liability with respect to, the Trust Account, its operation, and any taxes or expenses incurred in connection with the Trust Account. Pomerantz shall be solely responsible for any administrative costs associated with the Trust Account as well as the filing of all informational and other tax returns with the Internal Revenue Service, or any other state or local taxing authority, as may be necessary or appropriate.
5.3    The Fee and Expense Amount shall remain in the Trust Account until the entry of the Judgment by the Court finally approving the Settlement, at which time the Fee and Expense Amount shall be immediately releasable to Plaintiffs’ Counsel. Should the Court order the payment of attorneys’ fees and expenses in an amount less than the agreed Fee and Expense Amount, then only the Court-approved amount, plus interest earned thereon, shall be released to Plaintiffs’ Counsel from the Trust Account, and all remaining amounts shall be returned to RCI within fifteen (15) calendar days of the entry of the Judgment.
5.4    Payment of the Fee and Expense Amount shall constitute final and complete payment for all of Plaintiffs’ Counsel’s attorneys’ fees and expenses in connection with the Derivative Action. Plaintiffs’ Counsel shall allocate the Fee and Expense Amount among themselves. Plaintiffs’ Counsel agree that any disputes regarding the allocation of the Fee and Expense Amount among them shall be presented to and be mediated by the Mediator, and if mediation is unsuccessful, decided on a final, binding, non-appealable basis by the Mediator, on the terms and subject to the processes and procedures set forth by the Mediator in his sole discretion. The Mediator’s fees and costs for any such mediation and/or arbitration shall be borne solely by Plaintiffs’ Counsel and split evenly among Plaintiffs’ Counsel. Defendants and Defendants’ Counsel shall have no responsibility for the allocation or distribution of the Fee and Expense Amount amongst Plaintiffs’ Counsel. Defendants shall have no obligation to make any payment to Plaintiffs’ Counsel other than the payment to the Trust Account by RCI’s insurers as provided in § V, ¶¶ 5.1-5.2 herein.
5.5    If for any reason, any condition in § V, ¶ 6.1 is not met, if the Stipulation does not become effective or is in any way canceled or terminated, or if the Judgment does not become Final (individually or collectively, a “Triggering Event”), each of Plaintiffs’ Counsel (and each of their successors) shall be obligated to repay to RCI, within fifteen (15) calendar days of the Triggering Event, the amount of the Fee and Expense Amount, or part thereof, that they received respectively. To the extent all or any remaining portion of the Fee and Expense Amount remains in the Trust Account at the time of a Triggering Event, then Pomerantz will return all (or any remaining portion) of the Fee and Expense Amount to RCI (with the interest accrued thereon) within fifteen (15) calendar days of the Triggering Event.

5.6    The Trust Account, Pomerantz (as receiving agent), and each of Plaintiffs’ Counsel who receives any portion of the Fee and Expense Amount shall be subject to the Court’s jurisdiction for the purposes of enforcing Section V, paragraph 5.5 herein or any other of the provisions herein related to the Fee and Expense Amount (except as otherwise provided above).
5.7    Except as otherwise provided herein, each of the Settling Parties shall bear his, her, or its own costs and attorneys’ fees.
5.8    In light of the benefits they have helped to create for RCI and all Current RCI Shareholders, each of the Plaintiffs may apply for Court-approved service awards of up to three thousand dollars ($3,000.00) each (the “Service Awards”). The Service Awards shall be funded exclusively from the Fee and Expense Amount. Defendants shall take no position on whether the Court should approve the Service Awards, and Defendants shall have no obligation to pay any such Service Award.
6.    Conditions of Settlement, Effect of Disapproval, Cancellation, or Termination
6.1    The Effective Date of the Stipulation shall be conditioned upon the occurrence of all of the following events:
(i)    Court approval of the Settlement and approval of the content and method of providing notice of the proposed Settlement to Current RCI Shareholders, and the subsequent dissemination of the Notice to Current RCI Shareholders;
(ii)    Court entry of the Judgment, in all material respects in the form set forth as Exhibit E annexed hereto, approving the Settlement and dismissing the Derivative Action with prejudice, without awarding costs to any party, except as provided herein;
(iii)    the payment of the Fee and Expense Amount in accordance with
§ V, ¶¶ 5.1-5.2 hereof; and
(iv)    the passing of the date upon which the Judgment becomes Final.
6.2    If any of the conditions specified in § V, ¶ 6.1 are not met, then the Stipulation shall be canceled and terminated subject to § V, ¶ 6.3, and the Settling Parties shall be restored to their respective positions in the Derivative Action as of the date immediately preceding the date of this Stipulation, unless Plaintiffs’ Counsel and Defendants’ Counsel mutually agree in writing to proceed with the Stipulation. Notwithstanding anything herein to the contrary, an order or proceeding relating to the Fee and Expense Amount, or any appeal from any order relating thereto (or reversal or modification thereof), shall not operate to cancel the Stipulation, allow for the termination of the Settlement, or affect or delay the finality of the Judgment.
6.3    In the event that the Stipulation is not approved by the Court, or the Settlement is terminated for any reason, including pursuant to § V, ¶ 6.2 above, all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any of the Settling Parties of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Derivative Action. In such event, the terms and provisions of the Stipulation, with the exception of ¶¶ 1.1-1.38, 5.5, 5.6, 6.2, 6.3, 8.4, 8.5, 8.10, 8.11, 8.14, 8.15, 8.16, 8.17 and 8.18 of this Section V, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Derivative Action for any purpose, and any judgment or orders entered by the Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.
7.    Bankruptcy
7.1     In the event any proceedings by or on behalf of RCI, whether voluntary or involuntary, are initiated under any chapter of the United States Bankruptcy Code, including any act of receivership, asset seizure, or similar federal or state law action (“Bankruptcy Proceedings”), the Settling Parties agree to use their reasonable best efforts to obtain all necessary orders, consents, releases, and approvals to effectuate this Stipulation in a timely and expeditious manner.
7.2    In the event of any Bankruptcy Proceedings by or on behalf of RCI, the Settling Parties agree that all dates and deadlines set forth herein will be extended for such periods of time as are necessary to obtain necessary orders, consents, releases, and approvals from the Bankruptcy Court to carry out the terms and conditions of the Stipulation.
8.    Miscellaneous Provisions
8.1    The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of the Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of the Stipulation.
    8.2    The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between them with respect to the Derivative Action. The Settling Parties further agree that the terms of the Settlement were negotiated in good faith and at arm’s length by the Settling Parties and reflect a settlement that was reached voluntarily based upon adequate information and after consultation with competent legal counsel. The Settling Parties agree not to assert under Rule 11 of the Federal Rules of Civil Procedure or any similar law, rule, or regulation, that the Derivative Action was brought or defended in bad faith or without a reasonable basis.
8.3    Each of the Individual Defendants expressly denies and continues to deny all allegations of wrongdoing, liability, or damages against himself or herself arising out of any conduct, statements, acts, or omissions alleged, or which could have been alleged, in the Derivative Action.
8.4    Whether or not the Settlement is approved by the Court, and whether or not the Settlement is consummated, the fact and terms of this Stipulation (including any exhibits attached hereto, all proceedings in connection with the Settlement, and any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement):
(a)    shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, (i) a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs, or (ii) the validity, or lack thereof, of any claim that has been or could have been asserted or raised in the

Derivative Action or in any other litigation, (iii) the deficiency or infirmity of any defense that has been or could have been asserted or raised in the Derivative Action or in any other litigation or (iv) any fault, wrongdoing, negligence, or liability of any of the Released Persons;
(b)    shall not be offered, received, or used in any way (i) against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or (ii) against Plaintiffs as evidence of any infirmity in their claims;
(c)    shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any liability, fault, negligence, omission, or wrongdoing, or in any way referred to for any other reason as against the Released Persons in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.
8.5    Neither this Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of this Stipulation, or the Settlement, shall be admissible in any proceeding for any purpose, except to enforce the terms of the Settlement; provided, however, that the Released Persons may refer to the Settlement, and file the Stipulation, the Court order approving the Stipulation, and/or the Judgment, in any action that may be brought against them to effectuate the protections granted them hereunder, including, without limitation, to support a defense or claim based on principles of res judicata, collateral estoppel, full faith and credit, release, standing, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or claim under United States federal or state law or foreign law.
8.6    The exhibits to the Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

8.7    The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all the Settling Parties or their respective successors-in-interest. Without further order of the Court, the Settling Parties may agree to reasonable extensions of time to carry out any provisions of this Stipulation.
8.8    This Stipulation and the exhibits attached hereto represent the complete and final resolution of all disputes among the Settling Parties with respect to the Derivative Action, constitute the entire agreement among the Settling Parties, and supersede any and all prior negotiations, discussions, agreements, or undertakings, whether oral or written, with respect to such matters.
8.9    The waiver by one party of any breach of the Settlement by any other party shall not be deemed a waiver of any other prior or subsequent breach of the Settlement. The provisions of the Settlement may not be waived except by a writing signed by the affected party, or counsel for that party.
8.10    The headings in the Stipulation and its exhibits are used for the purpose of convenience only and are not meant to have legal effect.
8.11    The Stipulation and the Settlement shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties, the Released Persons, and the Releasing Persons. The Settling Parties agree that this Stipulation will run to their respective successors-in-interest, and they further agree that any planned, proposed, or actual sale, merger or change-in-control of RCI shall not void this Stipulation, and that, in the event of a planned, proposed, or actual sale, merger, or change-in-control of RCI, they will continue to seek final approval of this Stipulation expeditiously, including, but not limited to, the Settlement terms reflected in this Stipulation and the Fee and Expense Amount.
8.12    The Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the State of Texas and the rights and obligations of the Settling Parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the State of Texas without giving effect to that State’s choice of law principles. No representations, warranties, or inducements have been made to any party concerning the Stipulation or its exhibits other than the representations, warranties, and covenants contained and memorialized in such documents.
8.13    This Stipulation shall not be construed more strictly against one Settling Party than another merely by virtue of the fact that it, or any part of it, may have been prepared by counsel for one of the Settling Parties, it being recognized that it is the result of arm’s-length negotiations among the Settling Parties and all Settling Parties have contributed substantially and materially to the preparation of this Stipulation.
8.14    All agreements made and orders entered during the course of the Derivative Action relating to the confidentiality of information and documents shall survive this Stipulation.
8.15    Nothing in this Stipulation, or the negotiations or proceedings relating to the Settlement, is intended, or shall be deemed, to constitute a waiver of any applicable privilege or immunity, including, without limitation, the attorney-client privilege, the joint defense privilege, the accountants’ privilege, or work product immunity; further, all information and documents transmitted between Plaintiffs’ Counsel, on the one hand, and Defendants’ Counsel, on the other hand, in connection with the Settlement shall be kept confidential and shall be inadmissible in any proceeding in any United States federal or state court, or other tribunal or otherwise, in accordance with Rule 408 of the Federal Rules of Evidence as if such Rule applied in all respects in any such proceeding or forum.
8.16    The Settling Parties intend that the Court retain jurisdiction for the purpose of effectuating and enforcing the terms of the Settlement.
8.17    Each of the Plaintiffs’ Counsel who execute this Stipulation represent and warrant that their respective clients are now RCI stockholders and have continuously held RCI stock at all times relevant to the Derivative Action.
8.18 Each Person executing the Stipulation or its exhibits on behalf of any of the Settling Parties hereby warrants that such Person has the full authority to do so. The Stipulation shall be binding upon, and inure to the benefit of, the successors and assigns of the Settling Parties and their Related Persons.

IN WITNESS WHEREOF, the Settling Parties hereto have caused the Stipulation to be executed, by their duly authorized attorneys, dated as of October 10, 2023.
DLA PIPER LLP (US)

By: /s/ Jason S. Lewis
Jason S. Lewis
Texas Bar No. 2400755
SDTX No. 430226
1900 N. Pearl Street, Suite 2200
Dallas, Texas 75201
Telephone: (214) 743-4500
jason.lewis@dlapiper.com

Counsel for RCI Hospitality Holdings, Inc.

GRAY REED

By /s/ Chris Davis
                        Chris Davis
State Bar No. 24050483
1601 Elm Street, Suite 4600
Dallas, Texas 75201
Tel: (214) 954-4135
Fax: (214) 953-1335
Email: cdavis@grayreed.com

D. Scott Funk
Texas Bar No. 7550900
sfunk@grayreed.com
1300 Post Oak Blvd, Suite 2000
Houston, TX 77056
Telephone: (713) 986-7000
Facsimile: (713) 986-7100

Counsel for the Individual Defendants

SPONSEL MILLER GREENBERG PLLC

By /s/ Thane Tyler Sponsel III
Thane Tyler Sponsel III
Texas Bar No. 24056361
Federal ID No. 690068
Roger B. Greenberg
Texas Bar No. 08390000
Federal ID No. 3932
50 Briar Hollow Lane, Suite 370 W
Houston, Texas 77027
Telephone: (713) 892-5400
sponsel@smglawgroup.com
roger@smglawgroup.com

POMERANTZ LLP
Gustavo F. Bruckner
Samuel J. Adams
600 Third Avenue, 20th Floor
New York, New York 10016
Telephone: (212) 661-1100
gfbruckner@pomlaw.com
sjadams@pomlaw.com

SHUMAN, GLENN & STECKER
Kip B. Shuman
100 Pine Street, Suite 1250
San Francisco, California 94111
Telephone: (303) 861-3003
kip@shumanlawfirm.com

Rusty E. Glenn
600 17th Street, Suite 2800 South
Denver, Colorado 80202
Telephone: (303) 861-3003
rusty@shumanlawfirm.com

Brett D. Stecker
326 W. Lancaster Avenue
Ardmore, Pennsylvania 19003
Telephone: (303) 861-3003
brett@shumanlawfirm.com

KASKELA LAW LLC
D. Seamus Kaskela
18 Campus Boulevard, Suite 100
Newtown Square, Pennsylvania 19073

Telephone: (484) 258-1585
skaskela@kaskelalaw.com

Counsel for Plaintiffs Shiva Stein and
Kevin McCarty

EXHIBIT A
Corporate Governance Term Sheet
Within thirty (30) days of issuance of an order approving the settlement by the U.S. District Court for the Southern District of Texas (“Final Settlement Approval”), RCI Hospitality, Inc.’s (“RCI” or the “Company”) Board of Directors (“Board”) shall adopt resolutions and amend committee Charters and/or its Corporate Governance Guidelines and/or applicable corporate policies to ensure adherence to the following Corporate Governance Reforms (“Reforms”), which shall remain in effect for no less than four (4) years (“Minimum Term”).
RCI acknowledges and agrees that the stockholder derivative action filed by Shiva Stein and Kevin McCarty (“Plaintiffs”) and the Plaintiffs’ efforts in connection therewith were cause of the Board’s adoption and implementation of the Reforms set forth herein.
I.    Addition Of New Independent Directors
The Board shall identify and appoint two new qualified, independent directors to the Board. Each of these new directors shall have no pre-existing business, familial or other relationship to any current officer(s) or director(s) of the Company. The Board shall utilize the following procedures for the recruitment and addition of these new directors:
A.    The Nominating Committee shall establish and implement a program of stakeholder engagement for the purpose of reviewing the Board’s current array of skills, expertise, experience, and other relevant qualities (“Skills Matrix”) and identifying areas for improvement and development.
B.Each individual or entity holding more than 0.5% of the Company’s common stock, other than individuals who are current or former employees of the Company, will be contacted by the Nominating Committee for the purpose of requesting that such shareowner(s) attend a meeting with the Nominating Committee, and the Company’s Employee Representative. The purpose of this meeting will be to present the Skills Matrix and solicit the views of the attending shareowners and Employee Representative about the overall composition of the Board and about areas for improvement and development.
C.The Company concurrently will post a notice on the investor relations section of its website that will include the Skills Matrix and a call for shareowner comments about the overall composition of the Board and about areas for improvement and development.
D.The Nominating Committee will use the information obtained from this meeting, as well as other input from stockholders, to identify qualities to seek in director candidates.
E.The Nominating Committee will consider, among other measures, engaging one of the following independent search firms: (i) Robert Half; (ii) Blue Steps; (iii) Korn Ferry; (iv) Odgers Berndston; or (v) Boyden to identify prospective candidates for the director in keeping with the qualities identified above.

F.The Nominating Committee will review the prospective candidates identified and work together to select those candidates to be forwarded to the Board for consideration. This review, including background information and interviews of prospective candidates, will be conducted with respect to all candidates who express their consent to being considered and to serving as a director. No fewer than five (5) qualified director candidates will be sent to the Nominating Committee for review.
G.Once the candidates are identified by the Nominating Committee, the Board shall, subject to its fiduciary duties, nominate the candidates for election to the Board or, if no stockholders’ meeting is scheduled in the next ninety (90) days, the Board shall elect the candidates to fill any Board vacancies until such meeting is held and the candidates can be nominated for election by stockholders.
H.In the event that fewer than two (2) director candidates are selected via the process detailed in this section, the process shall be repeated, and any vacant director positions shall be filled pursuant thereto.
I.The Company and the Board shall use its best good faith efforts to place two new directors onto the Board sufficiently in advance of the Company’s Annual meeting in 2024 for stockholders to vote on the directors’ election.
II.    Amendments To The Company’s Related Party Transactions Policy
A.The Board’s Related Party Transactions Policy will be amended to require advance approval by the Board’s Audit Committee of a Related Party vendor or employee prior to the entry of the initial Related Party Transaction.
B.No director shall participate in any approval or ratification of any transactions with Related Parties for which he or she is a Related Party. The Board shall amend the “Standards of Review” section of the RPT Policy to explicitly require that for any proposed RPT between a member of the Board’s Audit Committee (or their immediate family members, as used therein) and RCI, then that Audit Committee member shall recuse his or herself from the review. The independent members of the Board shall then vote on and appoint a temporary replacement(s) for all conflicted Audit Committee member(s) to review and vote on the proposed RPT.
C.The Board shall amend the Related Party Transactions Policy to require that the CCO provide a memorandum or other background information regarding all transactions with Related Parties to the Audit Committee at least bi-annually, including any amounts expected to be paid by the Company under the agreement.
D.The Board shall amend the definition section of “Related Party” to explicitly include “domestic partners.” For sake of clarity, the following sentence shall be added in this section: “Immediate family member includes a person's spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, and brothers- and sisters-in-law, domestic partner(s), and anyone residing in such person's home (other than a tenant or employee).”
E.The Board shall amend the “Charitable Contributions” section of the RPT Policy to require disclosure in the Company’s SEC filings, either in required Periodic Reports, Proxy Statements and/or a Current Report any money donated for charitable purposes to any entity which a current officer or director has a material connection. This disclosure may be made once per year and include: (i) the amount donated; (ii) the reason for the donation; and (iii) a description of the relationship between the officer and/or director which has a connection to the charity.
III.    Employee Training In Related Party Transactions And Conflicts
RCI shall amend its Code of Conduct and/or other Corporate Governance Policies to require:
A.    Enhanced Employee Training in Related Party, Conflicts and Perquisites
1.The CCO shall be charged with primary responsibility for education and training pursuant to this provision;
2.Training shall be mandatory for all directors, officers, and employees of RCI. Training shall be annual for all such persons, and in the event a person is appointed or hired after the annual training for a particular year, a special training session shall be held for such individual within ninety (90) business days of his or her appointment or hiring;
3.Training shall include coverage of RCI’s Code of Conduct and manuals or policies established by RCI concerning legal or ethical standards of conduct to be observed in connection with work performed for RCI (including those discussed herein); and
4.Training for Board members, C-Suite executive management and senior accounting employees shall include, but not be limited to, coverage of pertinent GAAP principles and the laws and regulations regarding public disclosures.
IV.    Enhancements To The Management-Level Disclosure Committee
The Board shall amend the Company’s Disclosure Committee Charter to implement the following policies:
A.Conduct annual reviews to identify industry-leading oversight practices in connection with the Company’s disclosures to implement and review progress on such goals; and
B.Work with the Board’s Audit Committee to ensure the timely evaluation and accurate public disclosure of material information concerning the

Company’s inventory, revenue recognition, and accounting policies and procedures.
The Board shall agree to the following reforms to the Disclosure Committee:
C.Maintain general oversight responsibility for the implementation, supervision, and ongoing management of the Company’s conflicts of interest program, policies, and procedures; general oversight responsibility for the implementation, supervision and ongoing management of the Company’s Related Party Transactions Policy constitute actual or potential conflicts of interest; the determination and implementation of any mitigating steps in response to any such conflicts; and the determination of whether any relationships or conflicts should be escalated for review to the Audit Committee.
D.Maintain policies and procedures that ensures that the Company complies with industry standards and best practices for public companies, including detailed procedures and thresholds for identification, evaluation, and decision-making regarding existing or proposed RPTs involving Section 16 reporting officers or directors that pose a risk of an actual or potential conflict of interest.
E.Provide general oversight for compliance with the Company’s Corporate Aircraft Policy. While the CEO is required to provide consent for all personal use of any corporate aircraft, the Disclosure Committee shall ensure that any such use of corporate aircraft for personal use, by any officer or director, does not violate the Company’s conflicts of interest policy. The Disclosure Committee shall also ensure that any use of the Company’s corporate aircraft for personal use is reported to the appropriate personnel, including the disclosure committee, the Audit Committee, and/or the Company’s accounting department.
F.Report directly to and shall be accountable to RCI’s Audit Committee. Reports to the Audit Committee will address activities and the status of the conflicts program, including any identified, investigated and/or resolved significant or material issues, and the results of internal and external audits.
V.Recoupment Policy
The Board shall adopt a recoupment policy titled “RCI Hospitality Holdings, Inc Policy for Recovery of Erroneously Awarded Incentive Compensation”, attached hereto as Ex. A.
VI.Chief Compliance Officer Reforms
The Company shall amend the job description of the Company’s Chief Compliance Officer (“CCO”) to include:
A.    Tracking the status of the Reforms during the Minimum Term and overseeing the implementation of the Reforms, as detailed above;
B.Working with the Audit Committee, the Risk Committee and the Nominating Committee to evaluate and define the goals of the Company’s ethics and compliance program in light of trends and changes in laws which may affect the Company;
C.Managing and overseeing the Company’s ethics and compliance program, implementing procedures for objectively monitoring and evaluating the program’s performance, and communicating with and informing the entire Board regarding progress toward meeting program goals;
D.Reviewing the Company’s draft quarterly and annual reports filed on Forms 10-Q and 10-K, and related materials prior to their publication to ensure the accuracy, completeness, and timeliness of disclosures relating to compliance issues and material risks to the Company’s compliance with applicable laws and regulations, and reporting any material issues that may merit disclosure to the Company’s Audit Committee;
E.Serving on the Company’s Disclosure Committee and advising the Nominating Committee with respect to the accuracy, completeness, and timeliness of disclosures relating to material compliance issues and risks;
F.Working with the Company’s General Counsel to evaluate the adequacy of the Company’s internal controls over legal-regulatory compliance, and developing proposals for improving these controls for the Board’s consideration;
G.Overseeing employee training in risk assessment and compliance;
H.At least quarterly, the CCO shall discuss with senior management all areas vulnerable to being in noncompliance with the law, company policy, or other regulations as well as resources vulnerable to abuse;
I.At least quarterly, the CCO shall discuss with senior management all areas vulnerable to being in noncompliance with the law, company policy, or other regulations as well as resources vulnerable to abuse;
J.The CCO shall meet with the Company’s Audit Committee at least quarterly to discuss all known areas of internal control weakness as well as all areas vulnerable to internal control weaknesses.
VII. Director Independence
The Board make best good faith efforts to ensure that at least two-thirds (2/3) of the members of the Board shall be “independent” directors, as defined by the NASDAQ listing requirements. To be deemed independent in any calendar year, a director must confirm compliance with the following criteria:
A.    The director has not been employed by the Company or its subsidiaries or affiliates (defined for purposes of this demand as any individual or business entity that owns at least five percent (5%) of the securities of the Company having ordinary voting power) within the last three (3) calendar years;
B.The director does not own or control, directly or indirectly, five percent (5%) or more of the voting power of the Company;

C.The director has not received, during the current calendar year or any of the three (3) immediately preceding calendar years, remuneration, directly or indirectly, as a result of service as, or compensation paid to, an entity affiliated in which the individual serves as: (i) an advisor, consultant or legal counsel to the Company or to a member of the Company’s senior management; or (ii) a significant customer or supplier of the Company;
D.The director has no personal services contract(s) with the Company or any member of the Company’s senior management;
E.The director is not affiliated with a not-for-profit entity that receives significant contributions from the Company;
F.The director during the current calendar year or any of the three (3) immediately preceding calendar years, has not had any business relationship with the Company for which the Company has been required to make disclosure under Regulation S-K of the SEC;
G.The director is not employed by a public company at which an executive officer of the Company serves as a director;
H.The director has no interest in any investment that overlaps with an investment by the Company and/or its senior management other than as a passive investor or any interest in the Company or its subsidiaries;
I.The director is not a member of the immediate family of any person who fails to satisfy the qualifications described above.
A director is deemed to have received remuneration (other than remuneration as a director), directly or indirectly, if remuneration, other than de minimis remuneration, was paid by the Company, its subsidiaries or affiliates, to any entity in which the director has a beneficial ownership interest of five percent (5%) or more, or to an entity by which the director is employed or self-employed other than as a director. Remuneration is deemed de minimis remuneration if such remuneration is $50,000 or less in any calendar year.
Each independent director shall certify annually in writing that he or she is independent. Directors who subsequently enter into transactions or relationships inconsistent with the foregoing standards shall take all necessary actions to come into compliance with these requirements within 90 days or resign from the Board.
In conjunction with the Nominating Committee, the full Board shall review and approve all Proxy Statement disclosures regarding director independence prior to publication. As part of this review, the Board shall evaluate any relationships and/or related party transactions that might compromise director independence.
VIII. Public Posting Of Relevant Corporate Governance Documents
A.    The Board shall cause to be published to the Corporate Governance page of Investor Relations section of the Company’s public website the following:
1.Code of Conduct

2.Policy on Insider Trading
3.Corporate Aircraft Policy
4.Related Party Transactions Policy
5.RCI Hospitality Holdings, Inc. Policy for Recovery of Erroneously Awarded Incentive Compensation
IX.    Board Education
A.    The Board will adopt a policy to explicitly require all new directors to attend a third-party Board of Directors training or similar program(s) within six (6) months of joining the Board. All costs in connection with attendance and participation in this director training shall be paid for by the Company.

EX. A
RCI HOSPITALITY HOLDINGS, INC.
POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED INCENTIVE
COMPENSATION
(Adopted [    ], 2023)
1.INTRODUCTION
RCI Hospitality Holdings, Inc. (the “Company”) is adopting this policy (this “Policy”) to provide for the Company’s recovery of certain Incentive Compensation (as defined below) awarded to Affected Officers and Key Employees (as defined below) under certain circumstances.
This Policy is administered by the Compensation Committee (the “Committee”) of the Company’s Board of Directors (the “Board”). The Committee shall have full and final authority to make any and all determinations required or permitted under this Policy. Any determination by the Committee with respect to this Policy shall be final, conclusive and binding on all parties. The Board may amend or terminate this Policy at any time.
This Policy is intended to comply with Section 10D of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), Rule 10D-1 thereunder and the applicable rules of any national securities exchange on which the Company’s securities are listed (the “Exchange”) and will be interpreted and administered consistent with that intent.
2.DEFINITIONS
For purposes of this Policy, the following terms shall have the meanings set forth below:
“Affected Officer” means any current or former “officer” as defined in Exchange Act Rule 16a-1, and any other senior executive as determined by the Committee.
“Cause” means (x) if an Affected Officer or Key Employee is a party to an employment or a severance agreement with the Company or one of its subsidiaries in which “cause” is defined, the occurrence of any circumstances defined as “cause” in such employment or severance agreement, or (y) if an Affected Officer or Key Employee is not a party to an employment or severance agreement with the Company or one of its subsidiaries in which “cause” is defined, Cause means that the Affected Officer or Key Employee has, during their employment with the Company and its subsidiaries:

1.Engaged in misconduct resulting in either a violation of law or Company policy or procedures, that, in either case, causes significant financial or reputational harm to the Company (or any of its subsidiaries); or
2.Committed a felony or any crime involving fraud, embezzlement or dishonesty; or
3.Violated any securities or employment laws or regulations that in either case resulted in material financial or reputational harm to the Company or any of its subsidiaries; or
4.Materially breached the Company’s employment or ethics policies applicable to the Affected Officer or Key Employee or any agreement between the Affected Officer or Key Employee and the Company or any of its subsidiaries (including, without limitation, non-competition, non-solicitation, confidentiality, ownership of works, cooperation, or similar agreements); or
5.Embezzled or misappropriated any property of the Company (or any of its subsidiaries).
“Detrimental Activity” means that the Committee has determined that the Affected Officer or Key Employee has:
1.During their employment with the Company and its subsidiaries, engaged in misconduct, including a material violation of the written policies of the Company or otherwise, or engaged in criminal, dishonest, fraudulent or unlawful activity, in any event that caused (or would be likely to cause) material financial or reputational harm to the Company, a subsidiary or a business segment; or
2.Materially breached any agreement between the Affected Officer or Key Employee and the Company or any of its subsidiaries, including, without limitation, non-competition, non-solicitation, confidentiality, ownership of works, cooperation, or similar agreements, while employed by the Company or a subsidiary or (if the agreement applies to that timeframe) after termination of employment, in any event that caused (or would be likely to cause) material financial or reputational harm to the Company, a subsidiary or a business segment; or
3.Materially breached their fiduciary duties of loyalty or care to the Company or its subsidiaries.
“Erroneously Awarded Compensation” means the amount of Incentive Compensation received that exceeds the amount of Incentive Compensation that otherwise would have been received had it been determined based on the Restatement, computed without regard to any taxes paid. In the case of Incentive Compensation based on stock price or total shareholder return, where the amount of Erroneously Awarded Compensation is not subject to mathematical recalculation directly from the information in the Restatement, the amount shall reflect a reasonable estimate of the effect of the Restatement on the stock price or total shareholder return upon which the Incentive Compensation was received, as determined by the Committee in its
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sole discretion. The Committee may determine the form and amount of Erroneously Awarded Compensation in its sole discretion.
“Financial Reporting Measure” means any measure that is determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures, whether or not such measure is presented within the financial statements or included in a filing with the Securities and Exchange Commission. Stock price and total shareholder return are Financial Reporting Measures.
“Incentive Compensation” means any compensation that is granted, earned or vested based in whole or in part on the attainment of a Financial Reporting Measure. For purposes of clarity, base salaries, bonuses or equity awards paid solely upon satisfying one or more subjective standards, strategic or operational measures, or continued employment are not considered Incentive Compensation, unless such awards were granted, paid or vested based in part on a Financial Reporting Measure.
“Key Employees” means all employees or former employees of the Company and its subsidiaries who receive or have received Incentive Compensation.
“Recovery Amount” means any Erroneously Awarded Compensation or any amount sought to be recovered from an Affected Officer or Key Employee under Section 4 below.
“Restatement” means an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements (i.e., a “Big R” restatement), or that would result in a material misstatement if the error was corrected in the current period or left uncorrected in the current period (i.e., a “little r” restatement).
3.    RECOVERY FOR RESTATEMENT
If the Company is required to prepare a Restatement, the Company shall seek to recover and claw back from any Affected Officer reasonably promptly the Erroneously Awarded Compensation that is received by the Affected Officer:
A.After the person begins service as an Affected Officer;
B.Who serves as an Affected Officer at any time during the performance period for that Incentive Compensation;
C.While the Company has a class of securities listed on the Exchange; and
D.During the three completed fiscal years immediately preceding the date on which the Company was required to prepare the Restatement (including any transition period within or immediately following those years that results from a change in the Company’s fiscal year, provided that a transition period of nine to 12 months will be deemed to be a completed fiscal year).
If, after the release of earnings for any period for which a Restatement subsequently occurs and prior to the announcement of the Restatement for such period, the Affected Officer
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sold any securities constituting, or any securities issuable on exercise, settlement or exchange of any equity award constituting, Incentive Compensation, the excess of (a) the actual aggregate sales proceeds from the Affected Officer’s sale of those shares, over (b) the aggregate sales proceeds the Affected Officer would have received from the sale of those shares at a price per share determined appropriate by the Committee in its discretion to reflect what the Company’s common stock price would have been if the Restatement had occurred prior to such sales, shall be deemed to be Erroneously Awarded Compensation; provided, however, that the aggregate sales proceeds determined by the Committee under this clause (b) with respect to shares acquired upon exercise of an option shall not be less than the aggregate exercise price paid for those shares.
For purposes of this Policy:
1.Erroneously Awarded Compensation is deemed to be received in the Company’s fiscal year during which the Financial Reporting Measure specified in the Incentive Compensation is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period; and
2.The date the Company is required to prepare a Restatement is the earlier of (x) the date the Board, the Committee or any officer of the Company authorized to take such action concludes, or reasonably should have concluded, that the Company is required to prepare the Restatement, or (y) the date a court, regulator, or other legally authorized body directs the Company to prepare the Restatement.
For purposes of clarity, in no event shall the Company be required to award any Affected Officers an additional payment or other compensation if the Restatement would have resulted in the grant, payment or vesting of Incentive Compensation that is greater than the Incentive Compensation actually received by the Affected Officer. The recovery of Erroneously Awarded Compensation is not dependent on if or when the Restatement is filed.

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4.    RECOVERY FOR OTHER CIRCUMSTANCES
A.    Detrimental Activity
1.    Application. This Section applies to all Affected Officers and Key Employees.
2.    Triggering Event. This Section shall apply if the Affected Officer or Key Employee engages in Detrimental Activity during their employment with the Company and its subsidiaries, and the Company becomes aware of the Detrimental Activity either during (A) the Affected Officer or Key Employee’s employment with the Company or any subsidiary, or (B) the two-year period following the termination of the Key Employee’s employment with the Company and its subsidiaries for any reason or no reason, or
3.    Consequences. If this Section applies, then to the fullest extent permitted by applicable law, if and to the extent directed by the Committee in its sole discretion, the Affected Officer or Key Employee shall:
i.Immediately forfeit all outstanding Incentive Compensation then held that has not yet been paid or exercised; and
ii.Immediately forfeit the remaining payments and benefits, if any, due to him or her under the Company’s severance policy or an individually negotiated separation agreement with the Company or a subsidiary (collectively, the “Severance Program”), and
iii.Immediately upon written demand repay to the Company the severance amounts, if any, paid to the Affected Officer or Key Employee under the Severance Program prior to the date that the Affected Officer or Key Employee receives the written demand.
B.    Termination For Cause
1.Application. This Section applies to all Affected Officers and Key Employees.
2.Triggering Event. This Section shall apply if:
i.The Company terminates an Affected Officer or Key Employee’s employment for Cause, or
ii.The Affected Officer or Key Employee committed any act or omission during their employment with the Company and its subsidiaries that would have constituted Cause while he or she was employed by the Company or any subsidiary, and the Company becomes aware of such act or omission during the two-year period following the termination of the Affected Officer or Key Employee’s employment with the Company and its subsidiaries for any reason or no reason.
3.    Consequences. If this Section applies, then to the fullest extent permitted by applicable law, if and to the extent directed by the Committee in its sole discretion, the Affected Officer or Key Employee shall:
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i.Immediately forfeit all outstanding Incentive Compensation then held that have not yet been paid or exercised, and
ii.Immediately forfeit the remaining payments and benefits, if any, due to him or her under the Severance Program, and
iii.Immediately upon written demand repay to the Company the severance amounts, if any, paid to the Affected Officer or Key Employee under the Severance Program prior to the date that the Affected Officer or Key Employee receives the written demand.
    5.    SOURCES OF RECOUPMENT
To the extent permitted by applicable law, the Committee may, in its discretion, seek recoupment from the Affected Officer or Key Employee through any means it determines, which may include any of the following sources: (i) prior Incentive Compensation payments; (ii) future payments of Incentive Compensation; (iii) cancellation of outstanding Incentive Compensation; (iv) direct repayment; and (v) non-Incentive Compensation or securities held by the Affected Officer or Key Employee. To the extent permitted by applicable law, the Company may offset such amount against any compensation or other amounts owed by the Company to the Affected Officer or Key Employee.
    6.    LIMITED EXCEPTIONS TO RECOVERY
Notwithstanding the foregoing, the Committee, in its discretion, may choose to forgo recovery of any Recovery Amount under the following circumstances, provided that the Committee has made a determination that recovery would be impracticable because:
A.The direct expense paid to a third party to assist in enforcing this Policy would exceed the recoverable amounts; provided that the Company has made a reasonable attempt to recover such Recovery Amount, has documented such attempt and has (to the extent required) provided that documentation to the Exchange; or
B.Recovery would violate home country law where the law was adopted prior to November 28, 2022, and the Company provides an opinion of home country counsel to that effect to the Exchange that is acceptable to the Exchange; or
C.Recovery would likely cause an otherwise tax-qualified retirement plan to fail to meet the requirements of the Internal Revenue Code of 1986, as amended.
    7.    MISCELLANEOUS
A.    Effective Date. This Policy shall apply to all Incentive Compensation paid or awarded on or after the date of adoption of this Policy, and to the extent permitted or required by applicable law.
B.Incorporation into Covered Agreements. Effective on or after the Court’s approval of the Settlement, each award agreement or other document setting forth the terms and conditions of Incentive Compensation or a Severance Program (collectively, a “Covered Agreement”) shall include a provision incorporating the terms and conditions of the Recoupment Policy; provided that the Company’s failure to incorporate the Recoupment Policy
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into any Covered Agreement shall not waive the Company’s right to enforce the Policy. In the event of any inconsistency between the provisions of the Policy and the applicable Covered Agreement, the terms of the Policy shall govern.
C.Not Exclusive Of Other Remedies. This Policy does not preclude the Company from taking any other action to enforce an Affected Officer’s or Key Employee’s obligations to the Company, including termination of employment, institution of civil proceedings, or reporting of any misconduct to appropriate government authorities. This Policy is in addition to the requirements of Section 304 of the Sarbanes-Oxley Act of 2002 (“Section 304”) that are applicable to the Company’s Chief Executive Officer and Chief Financial Officer. However, any amount recovered from the Company’s Chief Executive Officer or Chief Financial Officer under Section 304 shall offset any Erroneously Awarded Compensation amount due from either person.
D.No Indemnification, Insurance Or Reimbursement. The Company will not indemnify, insure or otherwise reimburse any Affected Officer or Key Employee against the recovery of Recovery Amount.
E.Severability. If any provision of this Policy is determined to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted by applicable law, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.
F.Waiver. The waiver by the Company or the Committee with respect to compliance of any provision of this Policy by a Covered Employee or Key Employee shall not operate or be construed as a waiver of any other provision of this Policy, or of any subsequent acts or omissions by an Affected Officer or Key Employee under this Policy.

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United States District Court
Southern District of Texas
ENTERED
May 15, 2024
Nathan Ochsner, Clerk
UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

SHIVA STEIN and KEVIN McCARTY,
Derivatively on Behalf of RCI HOSPITALITY HOLDINGS, INC.,

Plaintiffs,

vs.

NOUR-DEAN ANAKAR, YURA BARABASH, STEVEN L. JENKINS, ERIC LANGAN, LUKE LIROT, PHILLIP K. MARSHALL, ELAINE J. MARTIN, ALLAN PRIAULX, and TRAVIS REESE,

Defendants,

– and –

RCI HOSPITALITY HOLDINGS, INC, a Texas corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 4:22-CV-01310 EXHIBIT B –ORDER PRELIMINARILY APPROVING SETTLEMENT AND PROVIDING FOR NOTICE

This matter came before the Court on the parties’ (“Settling Parties”)1 Stipulation and Agreement of Settlement (the “Stipulation”), dated October 10, 2023, requesting that the Court enter an order: (i) preliminarily approving the terms and conditions of the proposed settlement (“Settlement”) as set forth in the Stipulation; (ii) directing that Notice of Proposed Derivative Settlement and of Settlement Hearing (“Notice”) be provided to Current RCI Shareholders2; (iii) and scheduling a Settlement Hearing to consider whether the Settlement, Fee and Expense Amount, and Plaintiff service awards should be finally approved.3
WHEREAS, the Stipulation sets forth the terms and conditions for the Settlement, which will resolve the claims in the above-captioned shareholder derivative action, brought on behalf of RCI;
WHEREAS, the Court finds, upon a preliminary evaluation, that the proposed Settlement falls within the range of possible approval criteria, as it provides a beneficial result for RCI and appears to be the product of serious, informed, non-collusive negotiations overseen by an experienced mediator; and
1 The Stipulation is made and entered into by and among the following Settling Parties (as defined herein), each by and through their respective counsel: (1) Shiva Stein (“Stein”) and Kevin McCarty (“McCarty”), plaintiffs in the verified shareholder derivative action captioned Stein v. Anakar, et al., Civil Action No.: 4:22-cv-01310 (S.D. TX.) (the “Litigation”); (2) Individual Defendants Nour-Dean Anakar, Yura Barabash, Steven L. Jenkins, Eric Langan, Luke Lirot, Phillip K. Marshall, and Travis Reese; and (3) nominal defendant RCI Hospitality Holdings, Inc. (“RCI”), (together with the Individual Defendants and Plaintiffs, the “Settling Parties”). The proposed Settlement also will resolve and release claims against Elaine J. Martin and Allan Priaulx, who were dismissed from the case by earlier Court order.
2 “Current RCI Shareholders” means any Person who owns RCI common stock as of the date of the execution of this Stipulation and continues to hold their RCI common stock as of the date of the Settlement Hearing, excluding the Individual Defendants, the officers and directors of RCI, members of their immediate families, and their legal representatives, heirs, successors, or assigns, and any entity in which Individual Defendants have or had a controlling interest.
3 Except as otherwise expressly provided below or as the context otherwise requires, all capitalized terms contained herein shall have the same meanings and/or definitions as set forth in the Stipulation.
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WHEREAS, the Court also finds, upon a preliminary evaluation, that Current RCI Shareholders should be apprised of the Settlement through the Settling Parties’ proposed form and means of notice; allowed to file objections, if any, thereto; and appear at the Settlement Hearing.
NOW, THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, AND DECREED AS FOLLOWS:
1.This Court preliminarily approves, subject to further consideration at the Settlement Hearing described below, the Settlement as set forth in the Stipulation as being fair, reasonable, and adequate.
2.A hearing shall be held on    July 19, 2024 at 10:00 a.m., before the Honorable Alfred H. Bennett, Bob Casey United States Courthouse, 515 Rusk Avenue, Courtroom 9A, Houston, Texas 77002 (the “Settlement Hearing”), at which the Court will determine: (i) whether the terms of the Stipulation should be approved as fair, reasonable, and adequate; (ii) whether the Notice and Summary Notice fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether to enter the proposed Judgment in its entirety, as set forth in Exhibit E to the Stipulation; (iv) whether the agreed-to Fee and Expense Amount as well as the Service Awards should be approved; and (v) such other matters as the Court may deem appropriate.
3.The Court reserves the right to: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current RCI Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any
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adjournment thereof, without further notice to Current RCI Shareholders; and (iii) the right to conduct the Settlement Hearing remotely without further notice to Current RCI Shareholders.
4.The Court finds that the form, substance, and dissemination of information to Current RCI Shareholders regarding the proposed Settlement in the manner set out in this order (“Preliminary Approval Order”) constitutes the best notice practicable under the circumstances and complies with the Federal Rules of Civil Procedure and all other applicable law and due process.
5.Within ten (10) business days after the entry of this Preliminary Approval Order, RCI shall: (1) post a copy of the Notice and the Stipulation, with its exhibits, on the Investor Relations page of the Company’s website; (2) publish the Summary Notice in Investor’s Business Daily; and (3) file with the SEC a Current Report on Form 8-K, or in a Form 10-Q or Form 10-K, attaching the Notice and the Stipulation (including exhibits). The Notice and Summary Notice shall provide a link to the Investor Relations page of RCI’s website where the Notice and Stipulation with its exhibits may be viewed, which link shall be maintained through the date of the Settlement Hearing.
6.All costs incurred in the posting, filing, and publishing of the notice of the Settlement shall be paid by RCI, and RCI shall undertake all administrative responsibility for the posting, filing, and publishing of the notice of the Settlement.
7.Before the Settlement Hearing, Defendants’ Counsel shall file with the Court a declaration confirming the effectuation of the notice program as provided for in this Preliminary Approval Order.
8.Pending final determination as to whether the Settlement should be approved, Plaintiffs and their Related Persons and Current RCI Shareholders and their Related Persons,
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and anyone who acts or purports to act on their behalf, are barred and enjoined from filing, commencing, prosecuting, intervening in, participating in, or receiving any benefits or other relief from any other lawsuit, arbitration, or administrative, regulatory, or other proceeding (including a motion or complaint in intervention in any such action or proceeding if the person or entity filing such motion or complaint in intervention purports to be acting as, on behalf of, for the benefit of, or derivatively for any of the above persons or entities) or order, in any jurisdiction or forum, as to the Released Persons based on or relating in any way to the Released Claims.
9.    Current RCI Shareholders who wish to object to the fairness, reasonableness or adequacy of the Settlement or to any term(s) of the Settlement must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a statement of objection, which must be received by no later than June 21, 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order). Any Current RCI Shareholder may object on his, her or its own, or through counsel hired at his, her or its own expense. Any Current RCI Shareholder’s objection should set out the specific reasons, if any, for each objection, including any legal support the Current RCI Shareholder wishes to bring to the Court’s attention and any evidence the Current RCI Shareholder wishes to introduce in support of such objections. The statement of objection must include the caption of this action and the following information: (i) the Current RCI Shareholder’s name, address, telephone number and e-mail address (if available); (ii) the number of shares of RCI stock the Current RCI Stockholder currently holds, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a current RCI shareholder as of October 10, 2023,
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through the present, (iii) if the objection is made by the Current RCI Shareholder’s counsel, that counsel’s name, address, telephone number and e-mail address; (iv) a statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider; (v) the identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and (vi) a list – including dates, courts, case names and numbers, and disposition – of any other Settlements to which the individual or entity has objected during the previous seven (7) years.
10.Any attorney retained by a Current RCI Shareholder for the purpose of objecting must both serve on Plaintiffs’ Counsel and Defendants’ Counsel (as set out below) and file with the Court a notice of appearance, which must be received by no later than June 21, 2024 (which date shall be at least twenty-eight (28) calendar days before the date of the Settlement Hearing as initially set out in this Preliminary Approval Order).
11.A Current RCI Shareholder who wishes to object to the proposed Settlement does not need to attend the Settlement Hearing. However, any Current RCI Shareholder who files and serves a timely written objection pursuant to this Preliminary Approval Order may appear at the Settlement Hearing either in person or through personal counsel retained at his, her or its own expense, subject to the requirements of paragraphs 9 and 10 of this Preliminary Approval Order. Unless otherwise ordered by the Court, no Person shall be heard or entitled to contest the approval of all or any of the terms and conditions of the Settlement or, if approved, the Order and Final Judgment to be entered thereon approving the same, unless that Person has complied with the provisions of paragraphs 9 and 10 of this Preliminary Approval Order.
12.Any submissions made pursuant to paragraphs 9 through 11 of this Preliminary
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Approval Order must be (i) sent or delivered to the following addresses:
a.The Court:
Clerk of Court
U.S. District Court for the Southern District of Texas Bob Casey United States Courthouse
515 Rusk Avenue
P. O. Box 61010
Houston, Texas 77002
a.Plaintiffs’ Counsel:
SHUMAN, GLENN & STECKER
Brett D. Stecker
326 W. Lancaster Avenue
Ardmore, Pennsylvania 19003
b.Nominal Defendants’ Counsel:
Jason S. Lewis
DLA PIPER LLP (US)
1900 N. Pearl Street, Suite 2200
Dallas, Texas 75201
c.Individual Defendants’ Counsel:
Chris Davis
GRAY REED
1601 Elm Street, Suite 4600
Dallas, Texas 75201
Telephone: (214) 954-4135
13.Counsel for the Settling Parties are directed to promptly inform each other of any submission served on them (or that otherwise comes into their possession) pursuant to paragraphs 9 through 12 of this Preliminary Approval Order.
14. Any Current RCI Shareholder who fails to comply with the requirements of this Preliminary Approval Order shall waive and forfeit any and all rights he, she or it may otherwise have to object and/or to appear separately at the Settlement Hearing. Current RCI
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Shareholders do not need to appear at the hearing or take any other action to indicate their approval of the Stipulation.
15.Any Current RCI Shareholder who submits an objection to the Stipulation shall be deemed to consent to the exclusive jurisdiction of this Court with respect to such objection and all issues that arise or relate to such objection, including any order issued or findings made by the Court regarding the objection.
    16.    The Settling Parties shall file with the Court (and serve on each other) any papers they wish to submit in support of the proposed settlement as follows:
a.Any motions for final approval of the proposed Settlement must be filed and served at least thirty-five (35) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order; and
b.Any papers in response to objections must be filed and served at least fourteen (14) days before the date of the Settlement Hearing as initially set by the Court in this Preliminary Approval Order.
    17.    All proceedings in this action are stayed until further order of the Court, except as may be necessary to implement the Settlement or comply with the terms of the Stipulation.
    18.    This Court may, for good cause, extend any of the deadlines set forth in this
Preliminary Approval Order without further notice to Current RCI Shareholders.
19.    Neither the Stipulation nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (i) is or may be
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deemed to be or may be offered, attempted to be offered or used in any way by the Settling Parties or any other Person as a presumption, a concession or an admission of, or evidence of, any fault, wrongdoing, liability, or non-liability of the Settling Parties or Released Persons, or of the validity or infirmity of any Released Claims; or (ii) is intended by the Settling Parties to be offered or received as evidence or used by any other person in any other actions or proceedings, whether civil, criminal, or administrative, other than to enforce the terms therein.
20.    The Court reserves the right to hold the Settlement Hearing telephonically or by videoconference without further notice to Current RCI Shareholders. Any Current RCI Shareholder (or his, her or its counsel) who wishes to appear at the Settlement Hearing should consult the Court’s calendar and/or the Investors Relations page of RCI’s website for any change in date, time or format of the Settlement Hearing. The Court may approve the Settlement and any of its terms, with such modifications as may be agreed to by the Settling Parties, if appropriate, without further notice to Current RCI Shareholders. The Court retains jurisdiction to consider all further applications arising out of or connected with the Settlement, except as to those matters specifically referred to the Mediator in the Stipulation.

IT IS SO ORDERED.

DATED: May 13, 2024	/s/ Alfred H. Bennett
HONORABLE ALFRED H. BENNETT

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UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

SHIVA STEIN and KEVIN McCARTY,
Derivatively on Behalf of RCI HOSPITALITY HOLDINGS, INC.,

Plaintiffs,

vs.

NOUR-DEAN ANAKAR, YURA BARABASH, STEVEN L. JENKINS, ERIC LANGAN, LUKE LIROT, PHILLIP K. MARSHALL, ELAINE J. MARTIN, ALLAN PRIAULX, and TRAVIS REESE,

Defendants,

– and –

RCI HOSPITALITY HOLDINGS, INC, a Texas corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 4:22-CV-01310 EXHIBIT C – NOTICE OF PENDENCY AND PROPOSED SETTLEMENT OF DERIVATIVE MATTER

TO:     ALL PERSONS OR ENTITIES WHO HOLD OR BENEFICIALLY OWN, DIRECTLY OR INDIRECTLY, RCI HOSPITALITY HOLDINGS, INC. (“RCI” OR THE “COMPANY”) COMMON STOCK AS OF OCTOBER 10, 2023 (“CURRENT RCI SHAREHOLDERS”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF THE ABOVE-CAPTIONED CONSOLIDATED SHAREHOLDER DERIVATIVE ACTION (THE “ACTION”) BY ENTRY OF THE JUDGMENT BY THE COURT AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

IF YOU HOLD RCI COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.
THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.
THIS ACTION IS NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

Notice is hereby provided to you of the proposed settlement (the “Settlement”) of the above-referenced shareholder derivative lawsuit. This Notice is provided by Order of the U.S. District Court for the Southern District of Texas (the “Court”). It is not an expression of any opinion by the Court. It is to notify you of the terms of the proposed Settlement, and your rights related thereto.
I.WHY THE COMPANY HAS ISSUED THIS NOTICE
Your rights may be affected by the Settlement of the following action:
•Stein v. Anakar, et al., Case No. 4:22-cv-01310 (S.D. Tex.).

Plaintiffs in this action (the “Litigation”), Shiva Stein and Kevin McCarty (derivatively on behalf of RCI) (collectively “Plaintiffs”); Individual Defendants Nour-Dean Anakar, Yura Barabash, Steven L. Jenkins, Eric Langan, Luke Lirot, Phillip K. Marshall, and Travis Reese (“Individual Defendants”); and nominal defendant RCI, have agreed upon terms to settle the Litigation, through counsel, and have signed a written Stipulation and Agreement of Settlement (“Stipulation”) setting forth those settlement terms. Together, the Individual Defendants and nominal defendant RCI are referred to as “Defendants.” The settlement also will resolve and release claims against Elaine J. Martin and Allan Priaulx, who were also named as defendants, and were dismissed by a prior Order of the Court.
On July 19, 2024, at 10:00 a.m., Bob Casey United States Courthouse, 515 Rusk Avenue, Courtroom 9A, Houston, Texas 77002, the Honorable Judge Alfred H. Bennett will hold a hearing (the “Settlement Hearing”) in this action. The purpose of the Settlement Hearing is to determine, pursuant to Federal Rule of Civil Procedure 23.1: (i) whether the terms of the Settlement are fair, reasonable, and adequate and should be approved; (ii) whether the notice of the Settlement to Current RCI Shareholders fully satisfied the requirements of Federal Rule of Civil Procedure 23.1 and the requirements of due process; (iii) whether a final judgment should be entered; (iv) whether the agreed-to Fee and Expense Amount and Service Awards to Plaintiffs should be approved; and (v) such other matters as may be necessary or proper under the circumstances.
The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current RCI Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current RCI Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current RCI Shareholders. If you intend to attend the Settlement Hearing, please consult the Court’s calendar and/or the Investor Relations section of RCI’s website (https://

www.rcihospitality.com/investor/default.aspx)) for any change in date, time or format of the Settlement Hearing.
II.SUMMARY OF THE ACTION
A.Description of the Derivative Actions and Settlement
RCI is a publicly traded corporation incorporated under the laws of Texas and headquartered in Houston, Texas. The Company owns and operates night clubs offering adult entertainment, restaurants, and bar operations in the United States.
Plaintiffs’ Verified Shareholder Derivative Complaint (the “Complaint”) alleges that on February 14, 2018, RCI disclosed that it suffered from material weaknesses related to its internal controls over financial reporting. According to RCI, these material weaknesses included: (1) ineffective controls over complex accounting and management estimates; (2) ineffective controls to support accurate accounting, reporting, and disclosures in the Company’s 2017 Annual Report on U.S. Securities and Exchange Commission (“SEC”) Form 10-K (the “2017 10-K”); and (3) ineffective controls to prevent unauthorized access to certain systems, programs, and data. These material internal controls weaknesses were attributed to RCI not having “a sufficient complement of accounting and financial reporting personnel with an appropriate level of knowledge to address our financial reporting requirements.” RCI subsequently disclosed the existence of the same material internal controls weaknesses on March 7, 2018, May 10, 2018, and August 9, 2018.
On December 31, 2018, RCI reported the existence of material weaknesses in RCI’s internal controls over financial reporting as reported in the 2017 Form 10-K, as well as the following additional problem area: ineffective controls to ensure against segregation of cash counts at its nightclubs and restaurants comingling of cash between RCI’s “Nightclubs” and “Bombshells” business lines and the review of journal entries used to record revenue transactions. RCI further stated that the material weaknesses were due to the Company’s failure to have “a sufficient complement of accounting, financial and information technology personnel with an appropriate level of knowledge to assess internal control risks, address known internal control weaknesses, and address the Company’s overall financial reporting and information technology requirements.” RCI’s then-outside independent auditor also expressed its opinion that “RCI [] did not maintain, in all material respects, effective internal controls over financial reporting as of September 30, 2018.” RCI subsequently disclosed the existence of the same areas of material weaknesses related to RCI’s financial reporting on March 1, 2019.
On May 10, 2019, RCI announced that it could not timely file its Quarterly Report on SEC Form 10-K for the second quarter of fiscal year 2019. The Company disclosed that in response to the publication of a series of media reports in the short-seller community in mid-and late 2018 (concerning certain alleged related party transactions (“RPTs”) which were allegedly omitted from RCI’s financial statements), the SEC initiated an informal inquiry and a special committee of Company’s Audit Committee engaged independent outside counsel to conduct an internal review into those matters. Several weeks later, on July 18, 2019, RCI disclosed that its independent registered public accounting firm had resigned.
On September 24, 2019, RCI announced that the SEC’s informal inquiry had transitioned into a formal investigation. RCI additionally disclosed a series of RPTs which had not previously been reported.
On September 21, 2020, the SEC announced that it had settled charges against RCI, defendant Langan, and defendant Marshall relating to RCI’s disclosure controls, executive compensation and RPTs.
Following the events described above, on March 31, 2021 and April 15, 2021, respectively, Plaintiffs Stein and McCarty issued pre-suit litigation demands (the “Litigation Demands”) to the Company’s Board of Directors (the “Board”) pursuant to Tex. Bus. Org. Code §21.553 (“§21.553”). The Litigation Demands each demanded that the Board undertake an independent internal investigation in good faith into the Individual Defendants’ violations of Texas and/or federal law and commence a civil action against each of the Individual Defendants to recover for the benefit of the Company the amount of damages sustained by the Company as a result of their alleged breaches of fiduciary duties and other serious misconduct.

By letters dated July 2, 2021, and July 12, 2021 (collectively referred to as the “Refusal”), RCI’s Chief Compliance Officer responded to the Litigation Demands on behalf of the Company. The Refusal stated that following receipt of the Litigation Demands, the Board had formed a Special Committee to evaluate the Litigation Demands, that the Special Committee had conducted an investigation, and that the Special Committee had determined to reject the Litigation Demands in their entirety.
Following receipt of the Refusal, on August 9, 2021, pursuant to Tex. Bus. Org. Code § 21.218 (“§21.218”) and Texas common law, Plaintiffs issued a books and records inspection request (the “Inspection Demand”) to the Company. The Inspection Demand sought a production of Board-level internal books and records related to the evaluation of the allegations set forth in the Litigation Demands and the rejection of the Litigation Demands. On August 19, 2021, in response to the Inspection Demand, RCI produced certain non-public internal documents to Plaintiffs (the “Production”). Plaintiffs thereafter reviewed and analyzed the Production.
Following their review and analysis of the Production, Plaintiffs prepared a detailed Verified Shareholder Derivative Complaint (the “Complaint”) asserting claims on behalf of the Company under Texas law for breach of fiduciary duty against the Individual Defendants, as well as Elaine J. Martin (“Martin”) and Allan Priaulx (“Priaulx”). In addition, based in part on the non-public Production, the Complaint alleged that the Plaintiffs’ Litigation Demands had been wrongfully refused by the Board.
On January 21, 2022, Plaintiffs filed a motion with the Court for leave to file the Complaint under seal, thus initiating the Derivative Action. After that motion was granted, on February 23, 2022, Plaintiffs filed the operative Complaint under seal on behalf of RCI.
On April 4, 2022, RCI filed a motion to dismiss the Derivative Action, and the Individual Defendants, Martin, and Priaulx filed a separate motion to dismiss. The defendants’ respective motions to dismiss were brought pursuant to Federal Rules of Civil Procedure 23.1 (“Rule 23.1”) and 12(b)(6) (“Rule 12(b)(6)”) and argued that the Derivative Action should be dismissed because Plaintiffs: (1) failed to adequately allege wrongful refusal of the Litigation Demands and (2) failed to state any claims upon which relief could be granted.
On May 5, 2022, Plaintiffs filed an opposition to the motions to dismiss. On June 2, 2022, RCI, the Individual Defendants, Martin, and Priaulx jointly filed a reply in support of the motions to dismiss.
On March 31, 2023, the Court issued an Order (the “MTD Order”) denying RCI’s motion to dismiss in its entirety and denying the motion to dismiss filed by the Individual Defendants, Martin, and Priaulx in substantial part. The MTD Order concluded that Plaintiffs had adequately alleged pursuant to Rule 23.1 that the Litigation Demands had been wrongfully refused, and that all of Plaintiffs’ claims for relief against the Individual Defendants had been adequately alleged pursuant to Rule 12(b)(6). The MTD Order further concluded that because Martin and Priaulx joined the Board after the alleged misconduct in the Derivative Action, that the claims brought against those two individuals in the Derivative Action were dismissed.
B.The Settlement Negotiations
Following the entry of the Court’s MTD Order on March 31, 2023, the Settling Parties began discussing the potential for a resolution of the Derivative Action, and agreed to participate in a private, in-person mediation (the “Mediation”) for those purposes. The Mediation was scheduled to take place on June 12, 2023 in Corona Del Mar, California, before an experienced neutral mediator, Michelle Yoshida, Esq. (“Ms. Yoshida” or the “Mediator”) of Phillips ADR Enterprises (“PADRE”).
In light of the Settling Parties’ decision to explore potential resolution of the Derivative Action and participate in the Mediation, on May 11, 2023, the Settling Parties submitted a Joint Motion to Stay Pending Mediation to the Court, which was granted on June 5, 2023.
On May 26, 2023, the Settling Parties exchanged and submitted to the Mediator detailed mediation statements setting forth their respective views of the strengths and weaknesses of the claims and defenses in the Derivative Action. In addition, in advance of the Mediation, Plaintiffs submitted to Defendants a comprehensive set of proposed corporate governance reforms designed to address the events and alleged deficiencies alleged in the Derivative Action.
On June 12, 2023, the Settling Parties attended the full day, in-person Mediation in California, overseen by Ms. Yoshida. At the conclusion of the Mediation, the Settling Parties had agreed in principle on set of corporate governance reforms RCI would adopt and implement in settlement (the “Corporate Governance Measures”).
For several weeks after the Mediation, with the assistance and under the oversight of the Mediator, the Settling Parties conducted separate negotiations regarding the amount of attorneys’ fees and expenses to be paid to Plaintiffs’ counsel in consideration of the substantial benefits achieved for RCI and its stockholders through the Derivative Action. After the Settling Parties reached an impasse as to this final remaining term, on July 21, 2023, Ms. Yoshida issued a double-blind mediator’s proposal to the Settling Parties (the “Mediator’s Proposal”). On July 24, 2023, the Settling Parties each accepted the Mediator’s Proposal, pursuant to which Defendants and their insurer have agreed to pay $1,200,000.00 in attorneys’ fees and expenses to Plaintiffs’ Counsel, subject to the Court’s approval.
III.TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT
The proposed Settlement requires the Company to adopt the Corporate Governance Measures that are outlined in Exhibit A to the Stipulation. The Corporate Governance Measures shall be maintained for a minimum period of four (4) years following the Effective Date of the Settlement, subject to certain terms set forth in the Stipulation. The Settling Parties agree that the litigation and settlement efforts in the Litigation were the precipitating, substantial and material factor in the Board’s agreement to adopt, implement, and maintain the Corporate Governance Measures for the agreed term, and that the Corporate Governance Measures confer substantial benefits to RCI and its shareholders. This summary should be read in conjunction with, and is qualified in its entirety by reference to, the text of the Stipulation, which has been filed with the Court.

IV.PLAINTIFFS’ COUNSEL’S ATTORNEYS’ FEES AND EXPENSES
After negotiating the principal terms of the Settlement, counsel for the Settling Parties, and the insurers, acting by and through their counsel, separately negotiated the attorneys’ fees and expenses with the assistance of the mediator.
RCI has agreed to cause its insurers to pay to Plaintiffs’ counsel an award of attorneys’ fees and expenses in the total amount of $1,200,000.00 (the “Fee and Expense Amount”), subject to approval by the Court. The Settling Parties mutually agree that the Fee and Expense Amount is fair and reasonable in light of the benefits conferred upon RCI and the Current RCI Shareholders by the Settlement. Additionally, Plaintiffs may apply to the Court for service awards in the amount of up to $3,000 for each of the seven Plaintiffs (“Service Awards”), to be paid out of such Fee and Expense Amount awarded by the Court.
V.REASONS FOR THE SETTLEMENT
Counsel for the Settling Parties believe that the Settlement is in the best interests of RCI and its shareholders.
A.Why Did Plaintiffs Agree to Settle?
Plaintiffs and Plaintiffs’ counsel believe that the claims asserted in the Litigation have merit and that their investigations support the claims asserted. Without conceding the merit of any of Defendants’ defenses or the lack of merit of any of their own allegations, and in light of the benefits of the Settlement as well as to avoid the potentially protracted time, expense, and uncertainty associated with continued litigation, including potential trials and appeals, Plaintiffs have concluded that it is desirable that the Litigation be fully and finally settled in the manner and upon the terms and conditions set forth in the Stipulation. Plaintiffs and Plaintiffs’ counsel recognize the significant risk, expense, and length of continued proceedings necessary to prosecute the Litigation against the Individual Defendants through trials and possible appeals. Plaintiffs and Plaintiffs’ counsel also have taken into account the uncertain outcome and the risk of any litigation, especially complex litigation such as the Litigation, as well as the difficulties and delays inherent in such litigation. Based upon their thorough investigation and evaluation of the relevant evidence, substantive law, procedural rules, and their assessment of the interests of RCI and its shareholders, Plaintiffs and Plaintiffs’ counsel have determined that the Settlement’s guarantee of substantial benefits conferred upon RCI and its shareholders in the form of the Measures is fair, reasonable and adequate consideration for forgoing the pursuit of a potentially superior recovery through further litigation, and serves the best interests of RCI and its shareholders.
Plaintiffs’ counsel attest that they conducted an investigation relating to the claims and the underlying events alleged in the Litigation, including, but not limited to: (i) negotiating for and reviewing the confidential Production; (ii) reviewing and analyzing RCI’s public filings with the SEC, press releases, announcements, transcripts of investor conference calls, and news articles; (iii) reviewing and analyzing the investigations referenced in publicly-available pleadings against RCI related to the allegations in the Derivative Action; (iv) reviewing and analyzing the allegations contained in the related, settled securities class action captioned In re RCI Hospitality Holdings, Inc. Securities Litigation, No. 4:19-cv-01841-AHB (S.D. Tex.); (v) researching, drafting, and filing the Complaint; (vi) researching the applicable law with respect to the claims asserted (or which could be asserted) in the Derivative Action and the potential defenses thereto; (vii) researching corporate governance issues; (viii) preparing a detailed mediation statement in connection with the Mediation; (ix) participating in the full-day, in-person Mediation; (x) engaging in extensive discussions regarding settlement both before and after the Mediation with the Mediator and counsel for the Defendants; and (xi) negotiating and drafting the formal settlement documentation for presentment to the Court.
Plaintiffs’ counsel’s decision is further informed by their experience and thorough analysis of the facts and law governing the applicable derivative standing and pleading requirements, substantive claims and defenses, and damages and disgorgement remedies. Plaintiffs’ counsel’s assessment of the facts and legal issues material to their recommendation in favor of the Settlement was honed and refined in the course of drafting pleadings, in connection with preparing and submitting mediation submissions, and during lengthy substantive written and verbal exchanges with Defendants’ counsel and the mediator.
B.Why Did the Defendants Agree to Settle?
The Individual Defendants have denied, and continue to deny, each and every claim and contention alleged by Plaintiffs in the Derivative Action and deny any and all allegations of fault, wrongdoing, liability, or damages whatsoever. The Individual Defendants affirm that at all relevant times they acted properly, lawfully, in good faith, in full accord with their fiduciary duties, and in a manner they reasonably believed to be in the best interests of RCI and its stockholders. Further, the Individual Defendants have denied expressly, and continue to deny expressly, all allegations of wrongdoing, fault, liability, or damage against them arising out of any of the conduct, statements, acts, or omissions alleged, or that could have been alleged, in the Derivative Action. The Individual Defendants deny that they have ever committed or attempted to commit any violations of law, any breach of fiduciary duty owed to RCI or its shareholders, or any wrongdoing whatsoever. The Individual Defendants maintain that they had and have meritorious defenses to all claims alleged in the Derivative Action.
Without admitting the validity of any of the claims that Plaintiffs have asserted in the Derivative Action, or any liability with respect thereto, the Individual Defendants have concluded that it is desirable that the claims be settled on the terms and subject to the conditions set forth herein. The Individual Defendants are entering into this Settlement because (among other reasons) it will eliminate the uncertainty, distraction, disruption, burden, and expense of further litigation of the Derivative Action. Neither this Stipulation, nor any of its terms or provisions, nor any act performed or document executed pursuant to or in furtherance of the Settlement: (a) is, may be construed as, or may be used as, an admission of, or evidence of, the truth or validity of any of the Released Claims, any claims or allegations made in the Derivative Action, or any purported acts or omissions by the Defendants; (b) is, may be construed as, or may be used as, an admission of, or evidence of, any fault, omission, negligence, or wrongdoing by the Defendants, or any concession of liability whatsoever; or (c) is, may be construed as, or may be used as, an admission of, or evidence of, a concession by any Individual Defendant of any infirmity in the defenses that Defendants asserted or could have asserted in the Derivative Action, or otherwise.
VI.SETTLEMENT HEARING
On July 19, 2024, at 10:00 a.m., the Court will hold the Settlement Hearing in Bob Casey United States Courthouse, 515 Rusk Avenue, Courtroom 9A, Houston, Texas 77002. At the Settlement Hearing, the Court will consider, pursuant to Federal Rule of Civil Procedure 23.1, whether the terms of the Settlement are fair, reasonable, and adequate and should be finally approved; whether to approve the separately negotiated and agreed Fee and Expense Amount; and whether the Action should be dismissed with prejudice by entry of the Judgment pursuant to the Stipulation. The Court may: (i) approve the Settlement, with such modifications as may be agreed to by counsel for the Settling Parties consistent with such Settlement, without further notice to Current RCI Shareholders; (ii) continue or adjourn the Settlement Hearing from time to time, by oral announcement at the hearing or at any adjournment thereof, without further notice to Current RCI Shareholders; and (iii) conduct the Settlement Hearing remotely without further notice to Current RCI Shareholders.
VII.RIGHT TO ATTEND SETTLEMENT HEARING
Any Current RCI shareholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. RCI SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO
You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.
A.You Must Make Detailed Objections in Writing
Any objections must be presented in writing and must contain the following information:
1.Your name, legal address, telephone number, and e-mail address;
2.The number of shares of RCI stock you currently hold, together with third-party documentary evidence, such as the most recent account statement, showing such share ownership, and proof of being a RCI shareholder as of October 10, 2023 through the present;
3.If the objection is made by the Current RCI Shareholder’s counsel, the counsel’s name, address, telephone number and e-mail address (if available);
4.A statement of specific objections to the Settlement, the grounds therefor, or the reasons for such Person desiring to appear and be heard, as well as all documents or writings such Person desires the Court to consider;
5.The identities of any witnesses such Person plans on calling at the Settlement Hearing, along with a summary description of their likely testimony; and
6.A list, including dates, courts, case names and numbers, and disposition of any other Settlements to which the individual or entity has objected during the previous seven (7) years.
B.You Must Timely File Written Objections with the Court and Deliver to Counsel for Plaintiffs and the Defendants
ANY WRITTEN OBJECTIONS MUST BE ON FILE WITH THE CLERK OF THE COURT NO LATER THAN June 21, 2024. The Court Clerk’s address is:

Clerk of Court
U.S. District Court for the Southern District of Texas
Bob Casey United States Courthouse
515 Rusk Avenue
P. O. Box 61010
Houston, Texas 77002

YOU ALSO MUST DELIVER COPIES OF THE MATERIALS TO COUNSEL FOR PLAINTIFFS AND THE DEFENDANTS SO THEY ARE RECEIVED NO LATER THAN June 21, 2024. Counsel’s addresses are:
Counsel for Plaintiff:
Brett D. Stecker
SHUMAN, GLENN & STECKER
326 W. Lancaster Avenue
Ardmore, Pennsylvania 19003

Counsel for Nominal Defendant RCI:
Jason S. Lewis
DLA PIPER LLP (US)
1900 N. Pearl Street, Suite 2200
Dallas, Texas 75201

Counsel for the Individual Defendants:
Chris Davis
GRAY REED
1601 Elm Street, Suite 4600
Dallas, Texas 75201
Telephone: (214) 954-4135

Unless the Court orders otherwise, your objection will not be considered unless it is timely filed with the Court and delivered to the above-referenced counsel for the Parties.
Any attorney retained by a Person intending to appear, and requesting to be heard, at the Settlement Hearing, he, she, or it must, in addition to the requirements set forth above, file with the Clerk of the Court and deliver to counsel listed above for plaintiffs and the defendants a notice of appearance, which must be received by no later than June 21, 2024.

Any Person or entity who fails to object or otherwise request to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding.
IX.HOW TO OBTAIN ADDITIONAL INFORMATION
This Notice summarizes the Stipulation. It is not a complete statement of the events of the Action or the Stipulation. For additional information about the claims asserted in the Action and the terms of the proposed Settlement, please refer to the documents filed with the Court in the Action, the Stipulation and its exhibits (they are filed as an exhibit to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission and available at www.sec.gov), and this Notice of Pendency and Proposed Settlement of Derivative Matters. The “Investor Relations” section of RCI website (https://www.rcihospitality.com/investor/default.aspx) provides hyperlinks to the Notice and to the Stipulation and its exhibits. You may obtain further information by contacting Plaintiffs’ counsel at: Shuman, Glenn & Stecker, Brett D. Stecker, 326 W. Lancaster Avenue, Ardmore, Pennsylvania 19003, Telephone: (303) 861-3003.
PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE.

DATED: May 13, 2024	/s/ Alfred H. Bennett
HONORABLE ALFRED H. BENNETT

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

SHIVA STEIN and KEVIN McCARTY, Derivatively on Behalf of RCI HOSPITALITY HOLDINGS, INC., Plaintiffs, vs. NOUR-DEAN ANAKAR et al., Defendants, and RCI HOSPITALITY HOLDINGS, INC, Nominal Defendant.	Civil Action No. 4:22-CV-01310 SUMMARY NOTICE OF PROPOSED DERIVATIVE SETTLEMENT

TO:    ALL RECORD HOLDERS AND BENEFICIAL OWNERS OF RCI HOSPITALITY HOLDINGS, INC. (“RCI”) COMMON STOCK AS OF OCTOBER 10, 2023 (“CURRENT RCI STOCKHOLDER”).
YOU ARE HEREBY NOTIFIED that pursuant to the May 13, 2024 Preliminary Approval Order in the above-captioned case (the “Action”), the Court has preliminarily approved a Stipulation and Agreement of Settlement dated October 10, 2023 (the “Stipulation” or “Settlement”). Plaintiffs allege that RCI’s Securities and Exchange Commission (“SEC”) filings and proxy statements for fiscal year 2016 through March 1, 2019 disclosed material weaknesses related to internal controls over financial reporting but omitted to disclose certain related party transactions (“RPTs”) and items of executive compensation. Plaintiffs assert shareholder derivative claims against Defendants on behalf of Nominal Defendant RCI on this basis. To resolve and release these claims, RCI has agreed to adopt and/or maintain corporate governance measures relating to RPTs and internal controls as set forth in the Stipulation.
PLEASE READ THIS SUMMARY NOTICE CAREFULLY AND IN ITS ENTIRETY. IF YOU ARE A RCI SHAREHOLDER, YOUR RIGHTS MAY BE AFFECTED BY THE SETTLEMENT. For additional information, you may refer to the Stipulation and the full-length Notice of Pendency and Proposed Settlement of Derivative Matter (the “Notice”). They are hyperlinked on the “Investor Relations” section of RCI’s website (https://www.rcihospitality.com/investor/default.aspx) and are attached as exhibits to RCI’s Current Report on Form 8-K filed with the SEC and available at www.sec.gov.
On July 19, 2024, at 10:00 a.m., a Settlement Hearing will be held at the Bob Casey United States Courthouse, 515 Rusk Avenue, Courtroom 8631, Houston, Texas 77002, before the Honorable Alfred H. Bennett, to determine whether: (i)  the terms of the Settlement are fair, reasonable, and adequate and should be approved and a Final Order and Judgment dismissing the Action with prejudice should be entered; (ii) notice has been provided as required by Federal Rule of Civil Procedure 23.1 and due process; (iii) the separately negotiated and agreed Fee and Expense amount of $1,200,000 to Plaintiffs’ counsel should be approved; (iv) Service Awards of up to $3,000 for each Plaintiff, payable out of the Fee and Expense Amount, should be approved; and to consider such other matters as the Court may deem appropriate.
If you are a Current RCI Stockholder, you may object to the Settlement, including by appearing at the Settlement Hearing personally or through counsel of your own choice and expense. (If you or your counsel intend to appear, please consult the Court’s calendar and/or the Investor Relations section of RCI’s website for any change in date, time, or format of the Settlement Hearing, which the Court may change without further notice to the stockholders.) In order to object to the Settlement or be heard at the Settlement Hearing, no later than 28 calendar days before the hearing (June 21, 2024), you must file with the Court and serve on the counsel below a statement of objection:

Plaintiffs’ Counsel Brett D. Stecker SHUMAN, GLENN & STECKER 326 W. Lancaster Avenue Ardmore, Pennsylvania 19003 Telephone: (303) 861-3003	Nominal Defendant RCI’s Counsel Jason S. Lewis DLA PIPER LLP (US) 1900 N. Pearl Street, Suite 2200 Dallas, Texas 75201 Telephone: (214) 743-4500	Defendants’ Counsel Chris Davis GRAY REED 1601 Elm Street, Suite 4600 Dallas, Texas 75201 Telephone: (214) 954-4135
The statement must include: (i) the objector’s name, address, telephone number and e-mail address; (ii) the number of RCI shares the objector holds with supporting third-party documentary evidence; (iii) any objector’s counsel’s name, address, telephone number and e-mail address; (iv) the specific objections to the Settlement, including any supporting documents or the reasons why the objector or its counsel desire to appear and be heard; (v) the identities of any witnesses planned to be called at the Settlement Hearing and a summary description of their testimony; and (vi) a list of of any other settlements to which the objector has objected during the previous 7 years. If you do not timely object, you shall be deemed to have waived the right to object (including the right to appeal), and if the Court approves the Settlement you will be bound by the Final Order and Judgment and be barred from asserting the claims released in the Settlement in this or in any other proceeding.
If you have any questions about matters in this Summary Notice you may contact Plaintiffs’ counsel at the address and telephone number above. PLEASE DO NOT CONTACT THE COURT REGARDING THIS NOTICE.

UNITED STATES DISTRICT COURT
SOUTHERN DISTRICT OF TEXAS
HOUSTON DIVISION

SHIVA STEIN and KEVIN McCARTY,
Derivatively on Behalf of RCI HOSPITALITY HOLDINGS, INC.,

Plaintiffs,

vs.

NOUR-DEAN ANAKAR, YURA BARABASH, STEVEN L. JENKINS, ERIC LANGAN, LUKE LIROT, PHILLIP K. MARSHALL, ELAINE J. MARTIN, ALLAN PRIAULX, and TRAVIS REESE,

Defendants,

– and –

RCI HOSPITALITY HOLDINGS, INC, a Texas corporation,

Nominal Defendant.
) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	Civil Action No. 4:22-CV-01310 EXHIBIT E – [PROPOSED] FINAL ORDER AND JUDGMENT

This matter came before the Court for hearing pursuant to the Preliminary Approval Order of this Court, dated ___________, 2023 (“Order”), on the motion of the parties for approval of the proposed settlement (“Settlement”) set forth in the Stipulation and Agreement of Settlement (the “Stipulation”), dated October 10, 2023.
The Court has reviewed and considered all documents, evidence, objections (if any), and arguments presented in support of or against the Settlement. Being fully advised of the premises and finding that good cause exists, the Court enters this Judgment.

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IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that:
1.This Order and Final Judgment incorporates by reference the definitions in the Stipulation, and all terms used herein shall have the same meanings as set forth in the Stipulation, unless otherwise set forth herein.
2.This Court has jurisdiction over the subject matter of this case, including all matters necessary to effectuate the Settlement, and over all Settling Parties.
3.Based on evidence submitted, the Court finds that notice was published and disseminated in accordance with this Court’s Preliminary Approval Order. This Court further finds that the forms and contents of the Notice and Summary Notice, as previously preliminary approved by the Court, complied with the requirements of Federal Rule of Civil Procedure 23.1, satisfied the requirements of due process of the United States Constitution, and constituted due and sufficient notice of the matters set forth therein.
4.The Court finds that the terms of the Stipulation and Settlement are fair, reasonable, and adequate as to each of the Settling Parties, and hereby finally approves the Stipulation and Settlement in all respects, and orders the Settling Parties to perform its terms to the extent the Settling Parties have not already done so.
5.Pursuant to entry of this Judgment, the Action and all claims contained therein against Defendants, as well as all of the Released Claims against each of the Defendants and their Related Persons, are hereby dismissed with prejudice. As among the Plaintiffs and Defendants, the parties are to bear their own costs, except as otherwise provided in the Stipulation. For purposes of this paragraph, “Defendants” also includes Elaine J. Martin and Allan Priaulx, who were dismissed by earlier order of the Court.
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6.Upon the Effective Date, the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Releasing Persons from all claims, sanctions, actions, liabilities, or damages arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Released Claims. The foregoing release shall include a release of Unknown Claims.
7.Upon the Effective Date, RCI, Plaintiffs (on behalf of themselves and derivatively on behalf of RCI), and all other Releasing Persons (derivatively on behalf of RCI) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Persons from the Released Claims. The Releasing Persons shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to any Released Claims, and shall be permanently barred and enjoined from initiating, instituting, commencing, maintaining, or prosecuting any of the Released Claims against any of the Released Persons. Upon the Effective Date, the Releasing Persons shall be deemed to have waived and relinquished, to the fullest extent permitted by law, the provisions, rights, and benefits of any state, federal, or foreign law, or principle of common law, which may have the effect of limiting the foregoing release. The foregoing release shall include a release of Unknown Claims.
8.Nothing in the Stipulation or this Judgment shall provide a release of any claims to enforce this Stipulation, the Settlement, or the Judgment or bar any action by any Settling Party to enforce the terms of the Stipulation, the Settlement, or the Judgment. In addition, nothing in the Stipulation is intended to release any rights to indemnification, insurance coverage, or advancement of expenses that any Released Person has or may have under any
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insurance policy, contract, bylaw, or charter provision, or under Texas law, including, but not limited to, any rights any Released Person has or may have related to any pending or threatened civil or government proceedings.
9.During the course of the litigation, all parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11, and all other similar rules, laws, or statutes.
10.The Court hereby approves the Fee and Expense Amount and Service Awards and finds that such awards are fair and reasonable.
11.Neither the Stipulation (including any Exhibits attached thereto) nor the Settlement, nor any act performed or document executed pursuant to or in furtherance of the Stipulation or the Settlement: (a) shall not be offered, received, or used in any way against the Settling Parties as evidence of, or be deemed to be evidence of, (i) a presumption, concession, or admission by any of the Settling Parties with respect to the truth of any fact alleged by Plaintiffs, or (ii) the validity, or lack thereof, of any claim that has been or could have been asserted or raised in the Derivative Action or in any other litigation, (iii) the deficiency or infirmity of any defense that has been or could have been asserted or raised in the Derivative Action or in any other litigation or (iv) any fault, wrongdoing, negligence, or liability of any of the Released Persons; (b) shall not be offered, received, or used in any way (i) against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession, or admission of any fault, misrepresentation or omission with respect to any statement or written document approved, issued, or made by any Released Person, or (ii) against Plaintiffs as evidence of any infirmity in their claims; and (c) shall not be offered, received, or used in any way against any of the Released Persons as evidence of, or be deemed to be evidence of, a presumption, concession,
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or admission of any liability, fault, negligence, omission, or wrongdoing, or in any way referred to for any other reason as against the Released Persons in any arbitration proceeding or other civil, criminal, or administrative action or proceeding in any court, administrative agency, or other tribunal.
12.Without affecting the finality of this Judgment in any way, this Court hereby retains continuing jurisdiction with respect to implementation and enforcement of the terms of the Stipulation.
13.This Final Order and Judgment is a final, appealable judgment and should be entered forthwith by the Clerk in accordance with Federal Rule of Civil Procedure 58 and all other similar laws.

IT IS SO ORDERED.

DATED: ________________
HONORABLE ALFRED H. BENNETT

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